The Penn Insurance and Annuity Company

Insured: WILLIAM PENN	$50,000.00 Specified Amount
Level Death Benefit Option
Policy Number: 8888888	Policy Date: January 1, 2024
Date of Issue: January 1, 2024

The Penn Insurance and Annuity Company agrees, subject to the provisions of this policy, to pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Insured while this Policy is in force. The Penn Insurance and Annuity Company also agrees to provide all of the other benefits stated in this policy.

This contract is made in consideration of the payment of premiums as provided in this policy. The provisions on this and the following pages are part of this policy.

THE DEATH BENEFIT AND DURATION OF COVERAGE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE POLICY’S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT. THE POLICY VALUE IS NOT GUARANTEED.

AMOUNTS IN THE INDEXED FIXED ACCOUNT AND INDEXED LOAN ACCOUNT PROVIDE BENEFITS LINKED TO AN EXTERNAL EQUITY INDEX AND DO NOT PARTICIPATE DIRECTLY IN THE EQUITY MARKET.

Executed on the Date of Issue by The Penn Insurance and Annuity Company.

Ann-Marie Mason	Thomas H. Harris
Chief Legal Officer	President

FREE LOOK PERIOD - This policy may be canceled by returning it within 10 days after it is received by the policy owner. If this policy is a Replacement Policy it may be canceled by returning it within 30 days after it is received by the policy owner. In either situation, it must be returned to The Penn Insurance and Annuity Company or to the agent through whom it was purchased. This policy will then be considered void as of its inception. The Net Policy Value, Premium Charge and the Monthly Deductions will be refunded.

READ YOUR POLICY CAREFULLY. This Policy is a legal contract between the Owner and The Penn Insurance and Annuity Company.

Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options

•	Death Benefit payable at death prior to Maturity Date
•	Adjustable Death Benefit
•	Maturity Benefit payable on Maturity Date
•	Variable Policy Value
•	Indexed Account Feature
•	Flexible premiums payable until Maturity Date
•	Non-Participating
•	Supplemental riders, if any, listed in Section 1

The Penn Insurance and Annuity Company, Wilmington, DE | www.pennmutual.com | (800) 523-0650

Mailing Address: The Penn Insurance and Annuity Company, Philadelphia, PA 19172

ICC23-PI-VFL

Guide to Policy Sections

1. Policy Specifications	8. Policy Loans
2. Endorsements	9. Surrender of Policy
3. Qualification as Life Insurance	10. Policy Changes
4. Premiums	11. Owner and Beneficiary
5. Lapse and Reinstatement	12. General Provisions
6. Basis of Computation of Values	13. Income Payment Options
7. Death and Maturity Benefits

Additional Policy Specifications, any supplemental riders and a copy of the application follow Section 13.

ICC23-PI-VFL	Page 2

1. Policy Specifications

Insured: WILLIAM PENN	Important Dates
Policy Number: 8888888	Policy Date: January 1, 2024
Specified Amount: $50,000.00	Date of Issue: January 1, 2024
Maturity Date: January 1, 2110*

Age: 35	Your State Insurance Department Contact:
Sex: Male
Rate Class: Standard Non-Tobacco	Pennsylvania Department of Insurance
Life Insurance Qualification Test: Guideline Premium Test	1326 Strawberry Square
Death Benefit Option: Level	Harrisburg, PA 17120
Issue State: PA	(717) 787-2317

* This policy may not mature even if planned premiums are paid due to the fact that the current cost of insurance and interest rates are not guaranteed, policy values may increase or decrease in accordance with the investment performance of the funds in the Separate Account, the current expense loads of the funds in the Separate Account may change, policy loans and partial withdrawals may be taken, there may be changes in the choice of death benefit options, and there may be requested changes to the specified amount. Even if coverage does continue to the maturity date, there could be little or no cash surrender value on the maturity date.

Surrender Charges

Policy Year	Surrender Charges

1	$900.00

2	$900.00

3	$882.00

4	$855.00

5	$801.00

6	$702.00

7	$585.00

8	$459.00

9	$306.00

10	$180.00

11 and later	$0.00

Riders

The following riders are included on this Policy. “Additional Information” summarizes values for some riders - on other riders this column will be blank.

See rider pages for full details of each rider.

ICC23-PI-VFL	Page 3.1

Rider Name	Additional Information

Additional Insured Term Insurance	Specified Amount:		$50,000

	Name:	PENN, HANNAH

	Age:		35

	Sex:		FEMALE

	Rate Class:	Standard Non-Tobacco

	Max. Monthly Expense		$0.10
	Charge per $1,000 of Term
	Insurance Benefit (for the first
	year of the rider):

	Max. Monthly Expense		$0.10
	Charge per $1,000 of Term
	Insurance Benefit (for the first
	year after increase to rider):
Cash Value Enhancement	Maximum Monthly Expense Charge		$0.29
	per $1,000 of Specified Amount:

	Table of Termination Credit Factors:	Year 1 :	88%
		Year 2 :	82%
		Year 3 :	76%
		Year 4 :	38%
		Year 5 :	19%
		Year 6+:	0%

Premiums

Planned Initial Premium	$854.00

Planned Payment Frequency	Annual

Separate Account: PIA Variable Life Account I

Eligible investment funds are listed in the Additional Policy Specifications

Initial Premium Allocation

Account	% of Premium

Total International Stock Market Index Portfolio	100%

Lockout Period

The Lockout Period is 12 months.

No Lapse Guarantee

The monthly No-Lapse Premium is $16.54.

ICC23-PI-VFL	Page 3.2

The No-Lapse Period End Date is January 1, 2044.

Although the Policy will remain in effect until the No-Lapse Period End Date if the No-Lapse Guarantee Requirement is satisfied, you may be forgoing the advantage of building up a significant Policy Value.

Expense Charges

Maximum percent of premium charge	8%

Maximum monthly per policy expense charge	$9.00

Maximum monthly expense charge per $1,000 of the Initial Specified Amount	$0.39

Maximum monthly Mortality and Expense Risk Asset Charge as percent of market value in the Separate Account

Up to and including $50,000	0.05%

In excess of $50,000	0.025%

Guaranteed Cost of Insurance Charges

The maximum Cost of Insurance Rates are based on:	2017 Commissioners Standard Ordinary Male/Female Smoker Composite Ultimate Mortality Table, Age Nearest Birthday

Interest Rates

Traditional Fixed Account Guaranteed Minimum Interest Rate	1% Annual Rate 0.08295% Monthly Rate

Short-Term Fixed Account Guaranteed Minimum Interest Rate	0.50% Annual Rate 0.04157% Monthly Rate

Holding Account Guaranteed Minimum Interest Rate	1% Annual Rate 0.08295% Monthly Rate

Death Benefit Discount Factor	1.0008295

Loan Value Percentage	99.00%

Indexed Loan Interest Rate	5.00%

Maximum Net Cost of the Traditional Loan	1% policy years 1-10 0.25% policy years 11 and after

Minimums

Minimum Premium Payment	$25.00

Minimum Allocation to the Fixed Dollar Cost Averaging Account	$600.00

Minimum Transfer from the Dollar Cost Averaging Account	$25.00

Minimum Allocation Amount	$25.00

ICC23-PI-VFL	Page 3.3

Minimum Transfer Amount	$25.00

Minimum Specified Amount	$50,000.00

Minimum Specified Amount Change	$10,000.00

Minimum Partial Withdrawal	$250.00

Minimum Loan Amount	$250.00

Minimum Amount to Apply for Income Payment Option	$5,000.00

Minimum Income Payment	$50.00

Minimum Total of Income Option 3 Payments	$75.00

Fees

Separate Account Transfer charge	$10.00

Partial Withdrawal processing fee percentage	2%

Partial Withdrawal processing fee dollar amount	$25.00

Maximum Fee for Projection of Benefits and Values	$25.00

Guaranteed Income Payment Rates

The interest rate used to compute the Guaranteed Income Payment Rates of this Policy is 1.0%.

The mortality table used to compute the Guaranteed Income Payment Rates of this Policy is the 2012 Individual Annuity Reserve table.

Important Notices

The Owner and Beneficiary are as provided in the application or as amended.

Your annual statement will include important notices on when Your Policy may lapse based on interest rates, expenses, cost of insurance rates and premium payments.

Insurance will terminate if the premiums paid and the interest credited are insufficient to cover the Monthly Deductions, except as provided in Section 4.

Section 7702A of the Internal Revenue Code of 1986 establishes a class of life insurance contracts designated as “Modified Endowment Contract.” The rules relating to whether a policy will be treated as a Modified Endowment Contract are extremely complex. Please consult a qualified tax advisor regarding your own personal situation.

ICC23-PI-VFL	Page 3.4

2. Endorsements

This Policy has been issued without endorsements.

ICC23-PI-VFL	Page 4

In this Policy, “We”, “Us”, or “Our” means The Penn Insurance and Annuity Company; “You” and “Your” means the Owner of the Policy; and “Insured” means the person whose life is covered under the Policy.

3. Qualification as Life Insurance

The life insurance qualification test for this Policy will be the Guideline Premium Test unless otherwise elected in the application. The Life Insurance Qualification Test for this Policy is shown in Section 1. The test may not be changed at any time after the Policy is issued.

We may limit premium payments as necessary in order to qualify the Policy as a life insurance contract under Section 7702 of the Internal Revenue Code of 1986, as amended (“the “Code”), or as set forth in any applicable successor provision thereto (Section 7702). No premium payment will be returned or refused if it is necessary to continue coverage, but the premium allotted to the Policy may be reduced and the balance returned.

Guideline Premium Test- Under this test, the amount of premium that can be paid in a policy year may not exceed the Maximum Premium Limit. The limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid will not at any time exceed the guideline premium limitation. The limitation is referred to in Section 7702 of the Code. The Maximum Premium Limit for the following policy year will be shown on the Annual Report. In addition, a minimum margin must exist between the Death Benefit and the Policy Value. The margin is defined in Section 7702 of the Code and is based on the attained age of the Insured. The Basic Death Benefit will be adjusted accordingly with factors shown in the Table of Death Benefit Factors shown in the Additional Policy Specifications to satisfy the requirements of this test. See the Death and Maturity Benefits Section for further details.

Cash Value Accumulation Test - Under this test, a minimum margin must exist between the Death Benefit and the Policy Value in order to qualify the Policy as a life insurance contract under Section 7702 of the Code. The Basic Death Benefit will be adjusted accordingly with factors shown in the Table of Death Benefit Factors shown in the Additional Policy Specifications to satisfy the requirements of this test. See the Death and Maturity Benefits Section for further details.

4. Premiums

Payment of Premiums - The Planned Initial Premium is the amount You intend to pay and the Planned Payment Frequency is the frequency You intend to pay this amount. These are shown in Section 1. Premiums are payable while this Policy is in force until the Maturity Date. The first premium is due at the time Your Policy is delivered. Any due and unpaid Monthly Deductions between the Policy Date and the date We receive the first premium will be subtracted from the Policy Value when the first premium is received. Premiums after the first premium may be paid in any amount and at any interval subject to the following conditions:

(a)	No premium payment may be less than the minimum as shown in Section 1.
(b)

We require submission of evidence of insurability on subsequent premiums that cause an immediate increase in the difference between the Death Benefit and the Policy Value. The increase will be incontestable with respect to statements about the Insured made in the evidence of insurability for that increase after the increase has been in force during the life of the Insured for two years from its effective date. Any application for such increase will be attached to and made a part of the Policy. See Incontestability provision for further details.

ICC23-PI-VFL	Page 5

(c)

If the Guideline Premium Test is in effect, total premiums paid in any policy year may not exceed the Maximum Premium Limit for that policy year. If excessive premium is paid We are authorized to refund only the portion that is over the limit. No payment will be returned or refused if it is necessary to continue coverage, but the premium allotted to the Policy may be reduced as required and the balance returned.

Each premium is payable at Our Home Office. A receipt signed by the President or the Secretary will be given on request. If a loan is outstanding, payments not designated as premium or loan repayment will be applied as premium payments.

Premium Charge - Each premium payment will be reduced by a percent of premium charge. The percent of premium charge will be set by the Company as described in the Determination of Nonguaranteed Factors provision below. In no event will the percent of premium charge assessed on each premium paid be greater than that shown in Section 1.

Net Premium - Net premium is the amount of any premium payment reduced by the percent of premium charge.

Allocation Date - The later of the Policy Date or the date We receive the first premium at Our Home Office.

Allocation of Net Premiums - The initial net premium, and any additional premium paid before the Policy is issued, will be allocated based on the Initial Premium Allocation specified in Section 1. On the Allocation Date, the assets will be allocated to the subaccounts of the Separate Account, the Indexed Fixed Accounts (by way of the Holding Fixed Accounts), the Short-Term Fixed Account, the Traditional Fixed Account and the Fixed Dollar Cost Averaging Account as directed by You in the application for this Policy. Subject to, and in accordance with, the provisions of this Policy, subsequent net premiums will be allocated as directed by You to the subaccounts of the Separate Account, the Indexed Fixed Accounts (by way of the Holding Fixed Accounts), the Short-Term Fixed Account, the Traditional Fixed Account and the Fixed Dollar Cost Averaging Account set forth in the Additional Policy Specifications. You may change the allocation of future premium payments at any time. Contact Us for information about allocation of future premiums. Allocations must be in whole number percentages and must total 100% of premium.

No-Lapse Guarantee Requirement (NLG Requirement) - The NLG Requirement prevents the lapse of the Policy when the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following month. The NLG Requirement ceases on the No-Lapse Period End Date shown in Section 1. To satisfy the NLG Requirement, (a) minus (b) must equal or exceed (c), where:

(a)	is the sum of all premiums paid on this Policy;
(b)	is the sum of any partial withdrawals; and
(c)	is the No-Lapse Premium multiplied by the number of elapsed months since the Policy Date.

A change in the Specified Amount, the addition or deletion of any supplemental riders to this Policy, or a change in the rate class of the Insured may result in a change in the No-Lapse Premium. The No-Lapse Period End Date will not be changed. If the No-Lapse requirements change, We will inform You of the changes at that time.

We will continue to deduct Monthly Deductions from the Policy Value while the Policy is in force under the NLG Requirement. The Policy will remain in force with a negative Policy Value if the NLG Requirement is satisfied. We will not credit interest to the negative Policy Value. The Net Amount at Risk used to calculate Monthly Deductions will not exceed the Basic Death Benefit divided by the Death Benefit Discount Factor shown in Section 1 despite a negative Policy Value. The Death Benefit will not be reduced due to the negative Policy Value. The Net Cash Surrender Value on the No-Lapse Period End Date may be insufficient to keep the Policy in force. An additional payment may be necessary.

ICC23-PI-VFL	Page 6

No-Lapse Premium - The No-Lapse Premium is the amount shown in Section 1.

No-Lapse Guarantee Requirement Restrictions - If the total Policy Debt on the Policy equals or exceeds the Cash Surrender Value, the NLG Requirement section does not apply. Therefore, the Policy would enter the Grace Period if the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following month. You can reinstate the NLG Requirement by repaying the Policy Debt to a point where it is below the Cash Surrender Value.

Continuation of Insurance - If all premium payments cease, this Policy will continue, subject to the Grace Period provision, for as long as the values in this Policy are sufficient to keep it in force. The Policy will continue in accordance with the provisions of this Policy and any supplemental riders attached to this Policy.

Grace Period - If, on a Monthly Anniversary prior to the No-Lapse Period End Date shown in Section 1:

(a)	the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following policy month; and
(b)	the NLG Requirement is not satisfied,

then a Grace Period of 61 days will be allowed for the payment of a premium for the Grace Period plus sufficient premium to keep this Policy in force for two months beyond the Grace Period.

If, on a Monthly Anniversary on or after the No-Lapse Period End Date shown in Section 1, the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following policy month, a Grace Period of 61 days will be allowed for the payment of a premium sufficient to pay the Monthly Deduction for the Grace Period plus two additional months.

We will send notice of the amount of premium required to be paid during the Grace Period to keep this Policy in force to Your last known address and that of any assignee on record. The notice will be sent at least 30 days before the end of the 61-day Grace Period. This Policy will remain in force during the Grace Period.

5. Lapse and Reinstatement

Lapse- If a premium sufficient to keep this Policy in force is not paid during the Grace Period, this Policy will lapse at the end of the Grace Period. At lapse this Policy will terminate without value and cease to be in force.

Reinstatement- This Policy may be reinstated during the life of the Insured within five years after lapse. A reinstatement is subject to:

(a)	the submission of evidence of insurability, including but not limited to good health, where such evidence is satisfactory to Us;
(b)	the payment or reinstatement of any Policy Debt which existed at the end of the Grace Period; and
(c)	the payment of a premium sufficient to cover:

If the reinstatement date is before the No-Lapse Period End Date, the lesser of:

•	the amount necessary to meet the NLG Requirement at the date of reinstatement and for two policy months following the reinstatement date, or
•	an amount to make the Net Cash Surrender Value positive plus the Monthly Deductions for the two policy months following the reinstatement date.

ICC23-PI-VFL	Page 7

If the reinstatement date is on or after the No-Lapse Period End Date, an amount to make the Net Cash Surrender Value positive on the date of reinstatement plus the Monthly Deductions for the two policy months following the reinstatement date.

The effective date of a reinstatement, which must be during the life of the Insured, will be the date of Our approval of the application for reinstatement. Such application will be attached to and made a part of the reinstated Policy. Following reinstatement, the Policy Date continues to be the date shown in Section 1.

The Policy Value on the date of reinstatement is the sum of:

(a)	the Policy Value at the beginning of the Grace Period of lapse, including any Policy Debt;
(b)	interest on (a) at the Traditional Fixed Account Guaranteed Minimum Interest Rate per year until the date of reinstatement; and
(c)	the payment made upon reinstatement reduced by the percent of premium charge;

less the sum of:

(a)	the Monthly Deductions for the Grace Period;
(b)	interest on (a) at the Traditional Fixed Account Guaranteed Minimum Interest Rate per year until the date of reinstatement; and
(c)	the Monthly Deduction for the policy month following the date of reinstatement.

The Surrender Charge set forth in the Surrender of Policy Section will continue to apply to any surrender of this Policy following reinstatement. The Surrender Charge will be calculated based on the Policy Date and will include the period while the Policy was lapsed.

Following reinstatement, the provisions of the NLG Requirement set forth in the Premiums section will again be applicable until the No-Lapse Period End Date shown in Section 1.

6. Basis of Computation of Values

Policy Value - On the Policy Date the Policy Value is the premiums paid on or before the Policy Date less the sum of:

(a)	the percent of premium charge; and
(b)	the Monthly Deduction and any applicable Asset Charge for the first policy month.

On each Monthly Anniversary while this Policy is in force, the Policy Value is the sum of:

(a)	the current market value of each subaccount;
(b)	the value of the Short-Term Fixed Account;
(c)	the value of the Traditional Fixed Account;
(d)	the value of the Holding Fixed Accounts;
(e)	the value of the Indexed Fixed Accounts;
(f)	the value of the Fixed Dollar Cost Averaging Account; and
(g)	the value of the Traditional Loan Account.

On any date other than the Policy Date or a Monthly Anniversary, the Policy Value will be determined consistently with the above.

Monthly Deductions will be deducted on the Policy Date and each Monthly Anniversary from the values of the subaccounts of the Separate Account, Short-Term Fixed Account, Traditional Fixed Account, Holding

ICC23-PI-VFL	Page 8

Fixed Accounts, and Indexed Fixed Accounts as directed by You. If the values in the directed subaccounts of the Separate Account, Short-Term Fixed Account, Traditional Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts are insufficient to cover the Monthly Deductions, or if no allocation is directed, Monthly Deductions will be deducted on the Policy Date and each Monthly Anniversary from the subaccounts of the Separate Account, Short-Term Fixed Account, Traditional Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts on a pro rata basis in proportion to the current market value of each subaccount and the value of the Short-Term Fixed Account the Traditional Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts. If there is not enough value in these accounts, deductions will be made from the Fixed Dollar Cost Averaging Account. If there is not enough value in the Fixed Dollar Cost Averaging Account, the deduction will be made from any current value in the Indexed Loan Account, net of Policy Debt, on a pro-rata basis over the Indexed Loan Account segments.

Separate Account - The Separate Account named in Section 1 was established by Us for this and other variable life insurance policies. The Separate Account is divided into subaccounts for the investment of assets in shares of the portfolios specified in the Additional Policy Specifications. We own the assets held in the Separate Account. However, the portion of the assets of each subaccount of the Separate Account equal to the reserves and other Contract liabilities with respect to the subaccount of the Separate Account are not chargeable with the liabilities arising out of any other business of Ours.

Income and realized and unrealized gains and losses from the assets held in each subaccount of the Separate Account are credited to or charged against the subaccounts without regard to the income, gains or losses in Our other investment accounts. Shares of a portfolio held in a subaccount are valued at current net asset value on each business day. Shares of a portfolio held in a subaccount will be redeemed at current net asset value to make transfers, pay benefits and cover applicable charges and deductions. Any dividend or capital gain distribution from a fund will be reinvested in shares of that portfolio.

Substitution of Investment- If investment in a subaccount should no longer be possible or, in Our judgment, investment in a subaccount becomes inappropriate to the purposes of the Separate Account, be it for legal, regulatory, federal income tax reasons or for any other reason, or if in Our judgment, investment in another subaccount is in the interest of owners of this class of policies, We may substitute another subaccount or insurance company separate account. Substitution may be made with respect to existing investments and the investment of future net premiums. We will obtain any necessary regulatory or other approvals prior to making such a change. Substitute portfolios may have higher fund expenses than the portfolios replaced.

Operation of Separate Account -The Operation of the Separate Account, including the substitution of investments, will be subject to the approval of the Insurance Department of Our state of domicile. The approval process is on file with the Commissioner.

Variable Accumulation Values - At any valuation time, the current market value of a subaccount is determined by multiplying that subaccount’s accumulation unit value by the number of subaccount units held under this Policy.

The number of accumulation units related to an allocation is determined by dividing the amount allocated to the subaccount by the subaccount’s accumulation unit value for the date when the allocation is made.

The number of subaccount accumulation units will increase when:

(a)	net premiums are allocated to that subaccount;
(b)	amounts are transferred to that subaccount;
(c)	policy loans are repaid and credited to that subaccount; and
(d)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) is credited to that subaccount.

ICC23-PI-VFL	Page 9

The number of subaccount accumulation units will decrease when:

(a)	a portion of the Monthly Deduction is deducted from that subaccount;
(b)	a policy loan is taken from that subaccount;
(c)	policy loan interest is not paid when due and the new loan is taken from that subaccount;
(d)	an amount is transferred, including any transfer charges, from that subaccount;
(e)	a partial withdrawal, including any charges, is taken from that subaccount; and
(f)	applicable Surrender Charges are taken from that subaccount.

Valuation Period - As used in this Policy, Valuation Period is the interval from one valuation time to the next valuation time. Valuation time is the time as of which each underlying investment company determines the net asset value of its shares. For any valuation time where the New York Stock Exchange (NYSE) is not open for business, the net asset value will be determined at the close of business on the next day that the NYSE is open.

Value of Each Accumulation Unit- For each subaccount of the Separate Account, the value was arbitrarily set at $10 when the subaccount was established. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period the value is:

The value of an Accumulation Unit for the prior Valuation Period multiplied by the Net Investment Factor for that subaccount for the current Valuation Period.

Net Investment Factor- As used in this Policy, Net Investment Factor is an index used to measure the investment performance of a subaccount from one Valuation Period to the next. For any subaccount, the Net Investment Factor for a Valuation Period is found by dividing (a) by (b), where:

(a)	is the sum of (i) and (ii), where:
(i)	The net asset value per share of the mutual fund held in the subaccount, as of the end of the Valuation Period; and
(ii)	The per-share amount of any dividend or capital gain distributions by the mutual fund if the “ex-dividend” date occurs in the Valuation Period.

(b)	is the net asset value per share of the mutual fund held in the subaccount as of the end of the prior Valuation Period.

Separate Account Transfers - Subject to, and in accordance with, the provisions of this Policy, at any time after the Allocation Date, amounts may be transferred among the subaccounts of the Separate Account, the Indexed Fixed Accounts, the Short-Term Fixed Account, and the Traditional Fixed Account, provided that:

(a)

the transfer amount is greater than the minimum transfer amount shown in Section 1 or, if less, is the full amount held in the subaccount or the Indexed Fixed Account or the Short-Term Fixed Account or the Traditional Fixed Account;

(b)

for partial transfers, the amount remaining in a subaccount or the Indexed Fixed Account or the Short-Term Fixed Account or the Traditional Fixed Account must be at least the minimum allocation amount shown in Section 1; and

(c)

the first 12 transfers per policy year will be allowed free of charge; thereafter, a transfer charge, shown in Section 1, may be deducted from the amount transferred. Transfers made from the Fixed Dollar Cost Averaging Account are not subject to a transfer fee and will not be considered in the 12 transfers per policy year allowance.

ICC23-PI-VFL	Page 10

Your right to make transfers under Your Policy is subject to modification if We determine in Our sole discretion that the exercise of that right will disadvantage or potentially harm the rights or interests of other policy owners. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right, which We consider to be to the actual or potential disadvantage of other policy owners. Any modification may be applied to transfers to or from some or all of the subaccounts of the Separate Account, the Indexed Fixed Accounts, the Short-Term Fixed Account, and the Traditional Fixed Account and may include, but not be limited to:

(a)	restricting the dollar amount, the number of transfers made during a defined period, and the method used to submit transfers;
(b)	waiving or reducing any or all of the restrictions, uniformly to all members of the same class of policies, on transfers described in this Policy;
(c)	revoking any waiver or reduction, uniformly to all members of the same class of policies; and
(d)	terminating transfer privileges at any time.

The Fixed Account- The Fixed Account is comprised of six distinct accounts consisting of the Short-Term Fixed Account, the Traditional Fixed Account, the Holding Fixed Accounts, the Indexed Fixed Accounts, the Traditional Loan Account and the Fixed Dollar Cost Averaging Account. Amounts allocated or transferred to any of these accounts under this Policy become part of Our general account assets. Subject to applicable law and regulation, investment of general account assets is at Our sole discretion. The Short-Term Fixed Account, Traditional Fixed Account and the Indexed Fixed Accounts allow for investments outside of the Separate Account. The Short-Term Fixed Account has fewer restrictions on transfers than the Traditional Fixed Account and a lower guaranteed minimum interest rate. Each Fixed Account may have its own unique rate of interest credited.

Short-Term Fixed Account- Amounts allocated or transferred to the Short-Term Fixed Account will be credited with interest. In no event will the rate of interest credited be less than the Short-Term Fixed Account Guaranteed Minimum Interest Rate listed in Section 1. The declared rate will apply from the date of allocation or transfer through the end of a twelve month period. The twelve month period begins on the first day of the calendar month in which the allocation or transfer is made. Thereafter, interest will be credited on such amount for successive twelve month periods at the rate then applicable to new allocations to the account.

We will determine the interest rates applicable for the Short-Term Fixed Account as set forth in the Determination of Nonguaranteed Factors provision. Any credited interest above the minimum guaranteed interest is nonforfeitable after crediting except indirectly due to Surrender Charges. Additional amounts, if any, will be credited no less frequently than annually.

Short-Term Fixed Account Value - On each Monthly Anniversary while this Policy is in force, the Short-Term Fixed Account Value is the sum of:

(a)	the value of the Short-Term Fixed Account on the previous Monthly Anniversary;
(b)	one month’s interest on (a);
(c)	any premium allocated to the Short-Term Fixed Account since the preceding Monthly Anniversary reduced by the applicable percent of premium charge;
(d)

any amount transferred into the Short-Term Fixed Account from one or more subaccounts, the Traditional Fixed Account, the Holding Fixed Accounts or the Indexed Fixed Accounts since the preceding Monthly Anniversary;

(e)	interest on (c) from the date of receipt in the Home Office to the Monthly Anniversary;
(f)	interest on (d) from the date of transfer into the Short-Term Fixed Account to the Monthly Anniversary;
(g)	any loan repayments allocated to the Short-Term Fixed Account since the prior Monthly Anniversary;
(h)	interest on (g) from the date of receipt in the Home Office to the Monthly Anniversary: and

ICC23-PI-VFL	Page 11

(i)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) credited to the Short-Term Fixed Account on the Monthly Anniversary.

Less the sum of:

(a)	any partial withdrawal from the Short-Term Fixed Account since the preceding Monthly Anniversary;
(b)	any amount transferred out of the Short-Term Fixed Account since the preceding Monthly Anniversary;
(c)	interest on (a) from the date of withdrawal to the Monthly Anniversary;
(d)	interest on (b) from the date of transfer out of the Short-Term Fixed Account to the Monthly Anniversary;
(e)	the applicable Monthly Deduction for the following policy month;
(f)	any policy loan, including loans from unpaid policy loan interest, taken from the Short-Term Fixed Account;
(g)	interest on (f) from the date of the loan or loan interest deduction to the Monthly Anniversary; and
(h)	any applicable Surrender Charge taken from the Short-Term Fixed Account.

On dates other than a Monthly Anniversary, the value of the Short-Term Fixed Account will be determined consistently with the above.

Short-Term Fixed Account Transfers- Subject to and in accordance with the provisions of this Policy, including the Transfers provisions of the Separate Account, Traditional Fixed Account, Holding Fixed Accounts and Indexed Fixed Accounts and the Lockout Period provision, at any time after the Allocation Date, an amount held in the Short-Term Fixed Account may be transferred to one or more subaccounts, the Traditional Fixed Account or the Indexed Fixed Accounts by way of the Holding Fixed Accounts.

We reserve the right, in Our sole discretion to add transfer restrictions on the Short-Term Fixed Account.

Traditional Fixed Account- Amounts allocated or transferred to the Traditional Fixed Account will be credited with interest. In no event will the rate of interest credited be less than the Traditional Fixed Account Guaranteed Minimum Interest Rate listed in Section 1. The declared rate will apply from the date of allocation or transfer through the end of a twelve month period. The twelve month period begins on the first day of the calendar month in which the allocation or transfer is made. Thereafter, interest will be credited on such amount for successive twelve month periods at the rate then applicable to new allocations to the account.

We will determine the interest rates applicable for the Traditional Fixed Account as set forth in the Determination of Nonguaranteed Factors provision. Any credited interest above the minimum guaranteed interest is nonforfeitable after crediting except indirectly due to Surrender Charges. Additional amounts, if any, will be credited no less frequently than annually.

Traditional Fixed Account Value - On each Monthly Anniversary while this Policy is in force, the Traditional Fixed Account Value is the sum of:

(a)	the value of the Traditional Fixed Account on the previous Monthly Anniversary;
(b)	one month’s interest on (a);
(c)	any premium allocated to the Traditional Fixed Account since the preceding Monthly Anniversary reduced by the applicable percent of premium charge;
(d)

any amount transferred into the Traditional Fixed Account from one or more subaccounts, the Short-Term Fixed Account, the Holding Fixed Accounts or the Indexed Fixed Accounts since the preceding Monthly Anniversary;

(e)	interest on (c) from the date of receipt in the Home Office to the Monthly Anniversary;
(f)	interest on (d) from the date of transfer into the Traditional Fixed Account to the Monthly Anniversary;
(g)	any loan repayments allocated to the Traditional Fixed Account since the prior Monthly Anniversary;
(h)	interest on (g) from the date of receipt in the Home Office to the Monthly Anniversary; and

ICC23-PI-VFL	Page 12

(i)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) credited to the Traditional Fixed Account on the Monthly Anniversary.

Less the sum of:

(a)	any partial withdrawal from the Traditional Fixed Account since the preceding Monthly Anniversary;
(b)	any amount transferred out of the Traditional Fixed Account since the preceding Monthly Anniversary;
(c)	interest on (a) from the date of withdrawal to the Monthly Anniversary;
(d)	interest on (b) from the date of transfer out of the Traditional Fixed Account to the Monthly Anniversary;
(e)	the applicable Monthly Deduction for the following policy month;
(f)	any policy loan, including loans from unpaid policy loan interest, taken from the Traditional Fixed Account;
(g)	interest on (f) from the date of the loan or loan interest deduction to the Monthly Anniversary; and
(h)	any applicable Surrender Charge taken from the Traditional Fixed Account.

On dates other than a Monthly Anniversary, the value of the Traditional Fixed Account will be determined consistently with the above.

Traditional Fixed Account Transfers- Subject to and in accordance with the provisions of this Policy, including the Transfers provisions of the Separate Account, Short-Term Fixed Account, Holding Fixed Accounts and Indexed Fixed Accounts and the Lockout Period provision , at any time after the Allocation Date, an amount held in the Traditional Fixed Account may be transferred to one or more subaccounts, the Short-Term Fixed Account, or the Indexed Fixed Accounts by way of the Holding Fixed Accounts, subject to the following restrictions:

(a)	The sum of all transfers in a policy year cannot exceed the greatest of:
(i)	25% of the Traditional Fixed Account Value at the previous policy anniversary,
(ii)	$5,000, and
(iii)	the total amount transferred from the Traditional Fixed Account in the previous policy year.
(b)	The amount that may be transferred excludes any amount held in the Policy Loan Account.

We reserve the right, in Our sole discretion to add or waive the transfer restrictions on the Traditional Fixed Account. Please contact Us or Your agent to determine if a waiver is currently in effect.

Holding Fixed Accounts - We will automatically allocate to a Holding Fixed Account any premium or amounts allocated or transferred to the Indexed Fixed Accounts. The Holding Fixed Account Value is then transferred to the next segment of the designated Indexed Fixed Account on the next Segment Date as described in the Indexed Fixed Accounts provision. Amounts held in a Holding Fixed Account will be credited with interest. In no event will the rate of interest be less than the Holding Account Guaranteed Minimum Interest Rate listed in Section 1. The declared rate will apply from the date of transfer through the end of the one month period which begins on the first day of the calendar month in which the allocation or transfer is made.

We will determine the interest rates applicable for the Holding Fixed Accounts as described in the Determination of Nonguaranteed Factors provision. Any credited interest above the minimum guaranteed interest is nonforfeitable after crediting except indirectly due to Surrender Charges.

Holding Fixed Account Value- On each Monthly Anniversary while this Policy is in force, the Holding Fixed Account Value is the sum of:

(a)	the value of the Holding Fixed Accounts on the previous Monthly Anniversary;
(b)	one month’s interest on (a);
(c)	any additional premium allocated to the Indexed Fixed Accounts and held in the Holding Fixed Accounts since the preceding Monthly Anniversary reduced by the applicable percent of premium charge;

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(d)

any amount transferred into the Indexed Fixed Accounts from one or more subaccounts, the Traditional Fixed Account, the Short-Term Fixed Account or the Fixed Dollar Cost Averaging Account since the preceding Monthly Anniversary;

(e)	interest on (c) from the date of receipt in the Home Office to the Monthly Anniversary;
(f)	interest on (d) from the date of transfer into the Holding Fixed Accounts to the Monthly Anniversary;
(g)	any loan repayments allocated to the Indexed Fixed Accounts and held in the Holding Fixed Accounts since the preceding Monthly Anniversary;
(h)	interest on (g) from the date of receipt in the Home Office to the Monthly Anniversary; and
(i)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) credited to the Holding Fixed Accounts on the Monthly Anniversary.

Less the sum of:

(a)	any partial withdrawal from the Holding Fixed Accounts since the preceding Monthly Anniversary;
(b)

any amount transferred out of the Holding Fixed Accounts into the Traditional Fixed Account, the Short-Term Fixed Account, one or more of the subaccounts, or an Indexed Fixed Account since the preceding Monthly Anniversary;

(c)	interest on (a) from the date of withdrawal to the Monthly Anniversary;
(d)	interest on (b) from the date of transfer out of the Holding Fixed Accounts to the Monthly Anniversary;
(e)	the applicable Monthly Deduction for the following policy month;
(f)	any policy loan, including loans from unpaid policy loan interest taken from the Holding Fixed Accounts;
(g)	interest on (f) from the date of the loan or loan interest deduction to the Monthly Anniversary; and
(h)	any applicable Surrender Charge taken from the Holding Fixed Accounts.

On dates other than a Monthly Anniversary, the value of the Holding Fixed Accounts will be determined consistently with the above.

Holding Fixed Account Transfers- Subject to and in accordance with the provisions of this Policy, including the Transfers provision of the Separate Account Section, the Traditional Fixed Account, Short-Term Fixed Account and the Indexed Fixed Accounts Sections and the Lockout Period provision, at any time after the Allocation Date We will transfer the amount held in the Holding Fixed Accounts to the Indexed Fixed Accounts on the next Segment Date.

Indexed Fixed Accounts - Any Indexed Fixed Accounts offered as of the Policy Date are listed in the Additional Policy Specifications. Each Indexed Fixed Account is made up of different Segments that earn interest and Index Credits as described in the Additional Policy Specifications. We may add additional Indexed Fixed Accounts or remove Indexed Fixed Accounts for future allocation. You will be notified of any change that occurs. A Segment cannot be changed to a new or replaced Indexed Fixed Account until Segment Maturity.

We will determine the Cap Percentages and Participation Percentages as described in the Determination of Nonguaranteed Factors provision. The Cap and Participation Percentages will not be less than the guaranteed percentages listed in the Additional Policy Specifications.

Indexed Fixed Account Value - The value of an Indexed Fixed Account is the sum of its Segment Values. Premium payments or transfers from another account intended for an Indexed Fixed Account, at any time after the Allocation Date listed in Section 1, are initially allocated to the Holding Fixed Accounts. The Holding Fixed Account Value is then transferred to the Indexed Fixed Accounts on Segment Dates. Segments can be funded by transfers from another account on Segment Dates, or amounts retained in segments following the previous Segment Maturity. If the Segment Maturity Date is less than one year prior to the Maturity Date in Section 1, the Segment Value at Segment Maturity will automatically be transferred to the Traditional Fixed Account.

Indexed Fixed Account Transfers - Transfers may only be made into an Indexed Fixed Account on Segment Dates. Transfers out of an Indexed Fixed Account may only be made at Segment Maturity dates. The minimum

ICC23-PI-VFL	Page 14

allocation amount is the amount shown in Section 1. The minimum transfer amount is the amount shown in Section 1.

Segment Value - On the Segment Date the Segment Value is the sum of:

(a)	any remaining Segment Value from the previous segment that has just matured; and
(b)	any transfer from a Holding Fixed Account.

Less the applicable Monthly Deduction and any applicable Asset Charge for the following policy month.

On each Monthly Anniversary while this Policy is in force, the Segment Value equals the sum of:

(a)	the Segment Value on the preceding Monthly Anniversary;
(b)	one month’s interest on (a) at the Segment Minimum Interest Rate;
(c)	any Index Credits applied on the Segment Maturity Date;
(d)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) credited to the Segment Value on the Monthly Anniversary.

Less the sum of:

(a)	any partial withdrawal from the Segment Value since the preceding Monthly Anniversary;
(b)	interest on (a) at the Segment Minimum Interest Rate from the date of withdrawal to the Monthly Anniversary;
(c)	any transfer from the Segment Value on the Segment Maturity Date;
(d)	the applicable Monthly Deduction and any applicable Asset Charge for the following policy month;
(e)	any policy loan, including loans from unpaid policy loan interest taken from the Segment;
(f)	interest on (e) at the Segment Minimum Interest Rate from the date of the loan or loan interest deduction to the Monthly Anniversary; and
(g)	any applicable Surrender Charge taken from the Segment.

On dates other than a Monthly Anniversary, the value of the Segment will be determined consistently with the above.

Segment Date -The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates.

Segment Duration -The Segment Duration is shown on the Additional Policy Specifications.

Segment Maturity Date -The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

Fixed Dollar Cost Averaging Account - Premium payments may be allocated to the Fixed Dollar Cost Averaging Account. The account automatically transfers a portion of the payment each month to one or more of the subaccounts of the Separate Account and to one or more of the Indexed Fixed Accounts, as directed by You. The minimum premium payment allocated to the account is shown in Section 1. The available periods under the Fixed Dollar Cost Averaging Account are listed in the Additional Policy Specifications.

Amounts held in the Fixed Dollar Cost Averaging Account will be credited with interest. The declared interest rate will apply from the date of the allocation to the account through the end of the dollar cost averaging period. At the expiration of the period, We will declare a rate not less than the Traditional Fixed Account Guaranteed Minimum Interest Rate for a new period.

ICC23-PI-VFL	Page 15

We will determine the interest rates applicable for the Fixed Dollar Cost Averaging Account as described in the Determination of Nonguaranteed Factors provision. Any credited interest above the minimum guaranteed interest is nonforfeitable after crediting except indirectly due to Surrender Charges. Additional amounts, if any, will be credited no less frequently than annually.

You can request to terminate the Fixed Dollar Cost Averaging Account. The remaining balance will be transferred to the subaccounts of the Separate Account and to the Indexed Fixed Accounts as directed by You. The minimum amount that can be allocated to the account is shown in Section 1. The minimum transfer amount from the Fixed Dollar Cost Averaging Account is shown in Section 1.

Asset Charge - For the applicable Indexed Fixed Accounts, an Asset Charge will be deducted from the Segment Value on the Segment Date and each subsequent Monthly Anniversary.

The Asset Charge for each applicable Indexed Fixed Account is described in shown in the Additional Policy Specifications.

Monthly Deduction -The Monthly Deduction is the sum of:

(a)	the Cost of Insurance for the policy month;
(b)	the monthly per policy expense charge;
(c)	the monthly expense charge per $1000 of Specified Amount;
(d)	the Mortality and Expense Risk Asset charge (not applicable for The Fixed Accounts) applied to the value in the subaccounts as of the dates on which Monthly Deductions are deducted; and
(e)	the Monthly Deduction for the policy month for any benefits provided by a supplemental rider made a part of this Policy.

Monthly Deductions will be deducted on the Policy Date and on each Monthly Anniversary as described in the Policy Value provision.

The Mortality and Expense Risk Asset charge shown in Section 1 will be deducted on the Policy Date and each Monthly Anniversary from the subaccounts on a pro rata basis in proportion to the value of each subaccount. This charge will not be deducted from the Fixed Accounts.

Net Amount at Risk- The Net Amount at Risk is equal to (a) divided by (b), minus (c), where:

(a)	is the Basic Death Benefit at the beginning of the policy month;
(b)	is the Death Benefit Discount Factor shown in Section 1; and
(c)	is the Policy Value at the beginning of the policy month before the Monthly Deduction and any applicable Asset Charge.

If the Policy has an Increasing Death Benefit Option, the Policy Value will be allocated to the initial coverage segment in order to determine the Net Amount at Risk.

If there have been any increases in the Specified Amount, the Policy Value will be allocated to the initial coverage segment for determining the Net Amount at Risk. If the Policy Value exceeds the initial Specified Amount, the excess will be allocated to the additional coverage segments in the order of the increases in Specified Amount. Any increases in the Basic Death Benefit in order to maintain the required minimum margin between the Basic Death Benefit and the Policy Value will be allocated to the most recent increase in Specified Amount.

Cost of Insurance- The Cost of Insurance is determined on a monthly basis. It is determined separately for the initial coverage segment as well as for each additional coverage segment created as the result of an increase in the Specified Amount. The total Cost of Insurance for a policy month is calculated as (a) multiplied by (b) for each coverage segment where:

ICC23-PI-VFL	Page 16

(a)	is the applicable Cost of Insurance Rate divided by 1,000; and
(b)	is the Net Amount at Risk for that coverage segment.

Cost of Insurance Rate- The Cost of Insurance Rate is based on policy year and on the issue age, sex (if the Policy is issued on a sex distinct basis) and rate class of the Insured. The Cost of Insurance Rate for any increase in Specified Amount will be based on the policy duration since the effective date of the increase. The rate will also be based on the attained age, sex (if Policy is issued on sex distinct basis), and rate class of the Insured on the effective date of the increase.

We will determine the Cost of Insurance Rate as described in the Determination of Nonguaranteed Factors provision. These rates, for the initial coverage segment, will not exceed those shown in the Additional Policy Specifications. These rates, for additional coverage segments, will not exceed those provided to You at the time of increase. Such maximum rates, for both the initial coverage segment as well as for each additional coverage segment are based on the mortality table shown in Section 1.

If the Policy is issued on an Insured under the age of 20, We will change to the use of a non-tobacco table when the Insured reaches age 20.

Expense Charges – The Expense Charges include the following;

(a)	the monthly per policy expense charge;
(b)	the monthly expense charge per $1000 of the initial Specified Amount;
(c)	the monthly expense charge per $1000 of any increase in Specified Amount;
(d)	the Mortality and Expense Risk Asset Charge; and the percent of premium charge.

The actual monthly per policy expense charge and percent of premium charge will be determined as described in the Determination of Nonguaranteed Factors provision. However, these actual expense charges will not exceed the maximum expense charges stated in Section 1.

The monthly expense charge per $1,000 of the initial Specified Amount is based on the policy year and on the issue age, sex (if the Policy is issued on sex distinct basis) and rate class of the Insured. The monthly expense charge per $1,000 of Specified Amount for any increase in Specified Amount will be based on the policy duration since the effective date of the increase. The rate will also be based on the attained age, sex (if Policy is issued on sex distinct basis), and rate class of the Insured on the effective date of the increase. We will determine the monthly expense charge per $1,000 as described in the Determination of Nonguaranteed Factors provision. These rates, for the initial coverage segment, will not exceed those shown in Section 1. These rates, for additional coverage segments, will not exceed those provided to You at the time of increase.

Determination of Nonguaranteed Factors – We will determine Cost of Insurance Rates, Expense Charges, Cap Percentages, Participation Percentages, and Interest Rates based on expectations as to future mortality, investment, expense, taxes, and persistency experience.

We will not adjust such rates or charges as a means of recovering prior losses or as a means of distributing prior profits.

Computation of Values - All Policy Values and benefits are equal to or greater than those required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. A detailed statement of the method of computing Policy Values has been filed with the Interstate Insurance Product Regulation Commission.

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7. Death and Maturity Benefits

Basic Death Benefit - The Basic Death Benefit prior to the Maturity Date, as shown in Section 1, will be as follows:

(1)	If the Policy has a Level Death Benefit Option, as shown in Section 1, the Basic Death Benefit will be equal to the greater of:
(a)	the Specified Amount; or
(b)	the Policy Value multiplied by an attained age factor based on the attained age of the Insured shown in the Table of Death Benefit Factors shown in the Additional Policy Specifications.
(2)	If the Policy has an Increasing Death Benefit Option, as shown in Section 1, the Basic Death Benefit will be equal to the greater of:
(a)	the Specified Amount plus the Policy Value; or
(b)	the Policy Value multiplied by an attained age factor based on the attained age of the Insured shown in the Table of Death Benefit Factors shown in the Additional Policy Specifications.

Amount of Death Benefit - The Death Benefit, payable upon receipt of due proof of the death of the Insured while this Policy is in force and before surrender, will be equal to the sum of:

(a)	the Basic Death Benefit on the date of death of the Insured; and
(b)	any benefit provided by a supplemental rider attached to this Policy and payable because of the death of the Insured.

less the sum of:

(a)	any Policy Debt on this Policy at the time of the death of the Insured; and
(b)	if the death of the Insured occurs during a Grace Period, the lesser of the past due Monthly Deductions until the date of death of the Insured or the amount needed to meet the NLG Requirement.

Suicide Exclusion - If the Insured dies by suicide, while sane or insane, within two years from the Date of Issue, or any shorter period as may be required by applicable law in the state where the Policy is delivered or issued for delivery, the Death Benefit will be limited to the premiums paid less any Policy Debt and any partial withdrawals.

The Suicide Exclusion provision for the amount of insurance converted from another life insurance policy will run from the Date of Issue of the original policy.

If the Insured dies by suicide, while sane or insane, within two years from the effective date of any increase in the Specified Amount, or any shorter period as may be required by applicable law in the state where the Policy is delivered or issued for delivery, the Death Benefit with respect to that increase will be limited to the Monthly Deductions made for that increase.

If the Insured dies by suicide, while sane or insane, within two years from the effective date of any reinstatement, or any shorter period as may be required by applicable law in the state where the Policy is delivered or issued for delivery, the Death Benefit will be limited to the premiums paid less any Policy Debt and any partial withdrawals since the date of reinstatement.

Death Benefit Deposit Account – Death Benefit funds left on deposit from the date of death of the Insured to the date of payment will be placed in this account.

Payment of Death Benefit –Due proof of death of the Insured will consist of a certified copy of the death certificate of the Insured, or other lawful evidence providing equivalent information, and proof of the claimant’s

ICC23-PI-VFL	Page 18

entitlement to the proceeds. The Death Benefit will be paid to the Beneficiary in one sum or, if elected, under an income payment option. We will pay interest from the date of death of the Insured to the date of payment. The interest rate will be the rate in effect on the date of death of the Insured for funds left on deposit in the Death Benefit Deposit Account.

Interest shall accrue at the effective annual rate determined above, plus additional interest at a rate of 10% annually beginning with the date that is 31 calendar days from the latest of Items (1), (2) and (3) to the date the claim is paid, where:

(1)	The date that We receive due proof of death of the Insured;
(2)	The date We receive sufficient information to determine Our liability, the extent of the liability, and the appropriate payee legally entitled to the proceeds; and
(3)

The date that legal impediments to payment of proceeds that depend on the action of other parties are resolved and sufficient evidence of the same is provided to Us. Legal impediments to payment include, but are not limited to:

(a)	the establishment of guardianships and conservatorships;
(b)	the appointment and qualification of trustees, executors and administrators; and
(c)	the submission of information required to satisfy state and federal reporting requirements.

For values in a Separate Account, We reserve the right to defer the determination and payment of any portion of the Death Benefit in excess of the Specified Amount if (1) the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, (2) trading is restricted by the Securities and Exchange Commission (the “SEC”), or the SEC declares that an emergency exists; or (3) the SEC by order permits postponement of payment to protect our policy owners.

Maturity Benefit- The Maturity Benefit payable if the Insured is living on the Maturity Date and if this Policy is then in force will be equal to the Net Policy Value on that date.

Payment of Maturity Benefit- The Maturity Benefit will be paid to You in one sum or, if elected, under an Income Payment Option, unless We receive a written request from You to extend the Maturity Date. If the Maturity Benefit is paid the Policy will terminate.

Option to Extend Maturity Date - Upon Your written request, this Policy will continue in force beyond the Maturity Date as shown in Section 1. The Basic Death Benefit under the Policy will continue beyond the Maturity Date without evidence of insurability. The Basic Death Benefit and the Policy Value will continue to be calculated as defined in the Policy. The attained age Death Benefit Factors will be equal to 1.00. The Monthly Deductions will be equal to zero. New partial withdrawals may not be made. Any Indexed Loans will be moved to the Traditional Loan Account. New Traditional Loans and loan repayments may be made. Policy Loans will continue to accrue interest and the Traditional Loan Account will continue to operate as stated in the Traditional Loans provision. Amounts in the Indexed Fixed Accounts, the subaccounts of the Separate Account and the Short-Term Fixed Account will be moved to the Traditional Fixed Account.

Premium payments will not be accepted unless necessary to prevent lapse. All riders and benefits attached to the Policy, except the Supplemental Term Insurance Rider, if applicable, terminate as of the original Maturity Date, as shown in Section 1.

The Policy may not qualify as life insurance under federal tax law after the Insured reaches the Maturity Date. The Policy may be subject to adverse tax consequences and a tax advisor should be consulted before You choose to continue the Policy beyond the Maturity Date.

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8. Policy Loans

Policy Loans - You may obtain a loan while this Policy is in force during the life of the Insured. The loan, plus any existing Policy Debt, may not be greater than the Loan Value of this Policy on the date of the loan. The minimum loan amount is shown in Section 1.

We may defer making a loan, subject to the following:

(i)

for values in the Fixed Account, We reserve the right to defer the payment of any loan for up to six months from the date of the loan request, except for any loan made to pay premiums due on a Policy We issued;

(ii)

for values in a Separate Account, We reserve the right to defer the determination and payment of all benefits if (1) the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, (2) trading is restricted by the Securities and Exchange Commission (the “SEC”), or the SEC declares that an emergency exists; or (3) the SEC by order permits postponement of payment to protect our policy owners.

At the time of the first loan, You must choose one of two loan options called the Traditional Loan Option and the Indexed Loan Option. You may have only one loan option active at any point in time.

Policy Loan Account - There are two Policy Loan Accounts; the Traditional Loan Account, and the Indexed Loan Account.

Loan Value - The Loan Value is equal to the Loan Value Percentage, as shown in Section 1, multiplied by the Cash Surrender Value.

Lockout Period – A Lockout Period will begin anytime a Policy Loan, except loans from unpaid policy loan interest, is taken while any Policy Value is in the Indexed Fixed Accounts. During the Lockout Period, no transfers from the Traditional Fixed Account to the Indexed Fixed Accounts, by way of the Holding Fixed Accounts, will be allowed. The duration of the Lockout Period is shown in Section 1.

Traditional Loan Option - When a Traditional Loan is taken, an amount equal to the amount of the loan will be withdrawn from the Policy Value. The amount will be placed in the Traditional Loan Account. Loan interest due at the end of a policy year will first be withdrawn from any credited interest remaining in the Traditional Loan Account. Thereafter the withdrawal will be made from the values of the subaccounts in the Separate Account, Traditional Fixed Account, Short-Term Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts on a pro-rata basis in proportion to the current value of each account.

If there is not enough value in these accounts, the withdrawal will be made from the Fixed Dollar Cost Averaging Account.

You can switch from the Traditional Loan Option by transferring the entire loan balance to the Indexed Loan Account by way of the Holding Fixed Accounts on a policy anniversary. Subject to and in accordance with the provisions of this Policy, including the Lockout Period provision, You also can switch options after repaying the entire loan balance.

Traditional Loan Interest - Traditional Loans will bear interest at an adjustable loan interest rate. We will determine the Traditional Loan interest rate as of the first day of each calendar year. Such rate will be effective on the date as of which it is determined. It will apply to any new or outstanding Traditional Loan under this Policy during the calendar year.

The Traditional Loan interest rate will be determined by comparing the rate in effect for the preceding calendar year with a maximum interest rate defined by law and described below. Any change in the Traditional Loan interest rate will be subject to the following:

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(1)

If the legal maximum interest rate is lower than the Traditional Loan interest rate in effect during the preceding calendar year by 1⁄2% or more, the loan interest rate will be lowered to be less than or equal to such legal maximum interest rate.

(2)

If the legal maximum interest rate is higher than the Traditional Loan interest rate in effect during the preceding calendar year by 1/2% or more, the loan interest rate may be increased by at least 1/2%, but not to exceed the legal maximum interest rate.

The legal maximum interest rate used in determining the loan interest rate is the greater of:

(a)

Moody’s Corporate Bond Yield Average - Monthly Average Corporates as published by Moody’s Investors Service, Inc. for the calendar month ending two months prior to the date as of which the loan interest rate is determined; or

(b)	The annual Traditional Fixed Account Guaranteed Minimum Interest Rate used to calculate Policy Values under this Policy plus 1% .

If Moody’s Corporate Bond Yield Average - Monthly Average Corporates is no longer published, the rate used in its place will be as established by law or by regulation of the insurance supervisory official of the jurisdiction in which this Policy is issued.

We will:

(a)	notify You of the initial Traditional Loan interest rate at the time that a loan is made; and
(b)	if there is a loan outstanding on this Policy, give You advance notice of any increase in the Traditional Loan interest rate.

Loan interest is due and payable at the end of each policy year. If the interest is not paid when due, it will be treated as a new Traditional Loan. It will then bear interest at the rate of interest on loans.

Traditional Loan Account - For the Traditional Loan Option, any Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy), or any remaining credited interest after withdrawing any interest due will be withdrawn from the Traditional Loan Account and reallocated to the values of the subaccounts in the Separate Account, Traditional Fixed Account, Short-Term Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts (by way of Holding Fixed Accounts) on a pro-rata basis in proportion to the current value of each account.

Unless the Policy is in a Lockout Period, any repayment of Policy Debt will be withdrawn from the Traditional Loan Account and reallocated to the values of the subaccounts in the Separate Account, Traditional Fixed Account, Short-Term Fixed Account, and Indexed Fixed Accounts (by way of the Holding Fixed Accounts) on a pro-rata basis in proportion to the current value of each account. During a Lockout Period, repayment of Policy Debt will be withdrawn from the Traditional Loan Account and transferred to the Traditional Fixed Account.

Except for such repayment or withdrawal of credited interest, no transfers or partial withdrawals may be made from the Traditional Loan Account.

The Traditional Loan Account will be credited with interest. We will determine the rate of interest each year. In no event will the loan interest rate minus the rate at which interest is credited, be more than the Maximum Net Cost of the Traditional Loan shown in Section 1. In no event will the interest credited be less than the Traditional Fixed Account Guaranteed Minimum Interest Rate shown in Section 1.

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Indexed Loan Option - When an Indexed Loan is taken, an amount equal to the amount of the loan will be withdrawn from the Policy Value. The amount is placed in the Indexed Loan Account by way of the Holding Fixed Accounts on the next Segment Date.

The withdrawal will be made from the values of the subaccounts in the Separate Account, Traditional Fixed Account, Short-Term Fixed Account, Holding Fixed Accounts, and Indexed Fixed Accounts on a pro-rata basis in proportion to the current value of each account. If there is not enough current value in these accounts, the withdrawal will be made from the Fixed Dollar Cost Averaging Account. If there is not enough current value in the Fixed Dollar Cost Averaging Account, the withdrawal will be made from the current value in the Indexed Loan Account net of any Policy Debt on a pro-rata basis over the Indexed Loan Account segments.

Loan Interest is charged at the Indexed Loan Interest rate from the date the loan is taken.

The Indexed Loan will be credited interest in the same manner as the un-loaned portion of the Holding Fixed Accounts until it is moved to the Indexed Loan Account.

You can switch from the Indexed Loan Option by transferring the entire loan balance to the Traditional Loan Account on a policy anniversary. Subject to and in accordance with the provisions of this Policy, including the Lockout Period provision, You can also switch options after repaying the entire loan balance.

Indexed Loan Interest - Indexed Loans will bear interest at the Indexed Loan interest rate listed in Section 1. Loan interest is due and payable at the end of each policy year. If the interest is not paid when due, it will be treated as a new Indexed Loan and added to the existing Indexed Loan. It will then bear interest at the rate of interest on Indexed Loans.

Indexed Loan Account - The Indexed Loan Account is made up of different Segments that earn interest and Index Credits as shown in the Additional Policy Specifications.

Indexed Loan Account Value - The value of the Indexed Loan Account is the sum of its Segment Values. Amounts allocated to the Indexed Loan Account are initially allocated to a Holding Fixed Account. The Holding Fixed Account Value for the Indexed Loan is then transferred to the Indexed Loan Account on Segment Dates.

Segments can be funded by transfers from a Holding Fixed Account on Segment Dates, or amounts retained in segments following the previous Segment Maturity.

At Segment Maturity any credited interest, Index Credits, and Policy Value Enhancement from the

Supplemental Term Insurance Rider (if attached to the Policy), is withdrawn from the segment of the Indexed Loan Account and reallocated to the subaccounts of the Separate Account, the Traditional Fixed Account, the Short-Term Fixed Account and Indexed Fixed Accounts (by way of the Holding Fixed Accounts) on a pro- rata basis in proportion to the current value of each account. The remainder is used to start a new segment unless You repay all or part of the Policy Debt.

For the Indexed Loan Account, unless the Policy is in a Lockout Period, any repayment of Policy Debt will be allocated pro-rata across all Indexed Loan Account Segments. The repayment amount in each Indexed Loan Account Segment is part of the Indexed Loan Account Segment Value. On Segment Maturity this amount of the Indexed Loan Account Segment Value is allocated to the subaccounts of the Separate Account, the Traditional Fixed Account, the Short-Term Fixed Account and Indexed Fixed Accounts on a pro-rata basis in proportion to the current value of each account. Loan interest is not due or payable on this repayment amount.

During a Lockout Period, repayment of Policy Debt will be withdrawn from the segments of the Indexed Loan Account and transferred to the Traditional Fixed Account.

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Indexed Loan Account Segment Value - On the Segment Date the Segment Value is the sum of:

(a)	any remaining Indexed Loan Account Segment Value from the previous segment that has just matured; and
(b)	any Indexed Loan made after the last Segment Date.

On each Monthly Anniversary while this Policy is in force, the Indexed Loan Account Segment Value equals the sum of:

(a)	the Indexed Loan Account Segment Value on the preceding Monthly Anniversary;
(b)	one month’s interest on (a) at the Segment Minimum Interest Rate;
(c)	any Index Credits applied on the Segment Maturity Date; and
(d)	any applicable Policy Value Enhancement from the Supplemental Term Insurance Rider (if attached to the Policy) credited to the Indexed Loan Account Segment Value on the Monthly Anniversary.

less the sum of:

(a)	any partial withdrawal from the Indexed Loan Account Segment Value since the preceding Monthly Anniversary;
(b)	any transfer from the Indexed Loan Account Segment Value on the Segment Maturity Date; and
(c)	any transfer from the Indexed Loan Account due to repayment of Policy Debt during a Lockout Period.

On dates other than a Monthly Anniversary, the value of the Segment will be determined consistently with the above.

Policy Debt - Policy Debt means outstanding loans on this Policy plus any loan interest due or accrued. Policy Debt may be repaid in full or in part at any time while this Policy is in force during the life of the Insured. This Policy is the only security for Policy Debt on it. If the Policy Debt is greater than the Cash Surrender Value, a notice of pending termination will be mailed to Your last known address and that of any assignee on record. If We are not paid the excess Policy Debt, this Policy will terminate 61 days after the notice is mailed.

This Policy will not terminate in a policy year as the sole result of a change in the rate of interest on loans until the time at which it would have terminated if there had been no change in the rate of interest on loans during that policy year.

9. Surrender of Policy

Surrender- You may surrender this Policy for its Net Cash Surrender Value by submitting a written request to Our Home Office. Surrender of this Policy is effective on the date We receive Your written request for surrender at Our Home Office, with all necessary documents and forms complete. The Net Cash Surrender Value may be taken in one sum or it may be left with Us under an income payment option. The annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Net Cash Surrender Value to purchase a single premium immediate annuity contract at purchase rates We offer at that time to the same class of annuitants. This Policy will terminate and cease to be in force when it is surrendered.

We may defer making the payment of the Net Cash Surrender Value in one sum, subject to the following:

ICC23-PI-VFL	Page 23

(i)

for values in a Fixed Account, We reserve the right to defer the payment of any Net Cash Surrender Value for up to six months from the date of the surrender request. If the payment is deferred for 30 working days or more, it will bear interest at the Traditional Fixed Account Guaranteed Minimum Interest Rate per year compounded annually while it is deferred;

(ii)

for values in a Separate Account, we reserve the right to defer the determination and payment of all benefits if (1) the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, (2) trading is restricted by the Securities and Exchange Commission (the “SEC”), or the SEC declares that an emergency exists; or (3) the SEC by order permits postponement of payment to protect our policy owners..

Net Cash Surrender Value -The Net Cash Surrender Value is the Net Policy Value decreased by any Surrender Charge.

Net Policy Value -The Net Policy Value is the Policy Value decreased by any Policy Debt on this Policy.

Cash Surrender Value -The Cash Surrender Value is the Policy Value decreased by any Surrender Charge.

Surrender Charge - The Surrender Charge for the initial Specified Amount is shown in the Table of Surrender Charges in Section 1, determined from the Policy Date.

The Surrender Charge for each increase in Specified Amount is based on the amount of the increase and on the attained age, sex (if the Policy is issued on sex distinct basis), and rate class of the Insured at the time of the increase. The Surrender Charge for each increase will be provided to You.

A Surrender Charge will be deducted from the Policy Value upon a decrease in the Specified Amount in the first five policy years. The charge will be proportional to the amount that the Specified Amount decreased. The Surrender Charge will be deducted from the values of the subaccounts of the Separate Account, the Short-Term Fixed Account, the Traditional Fixed Account, Holding Fixed Accounts, and the Indexed Fixed Accounts on a pro-rata basis in proportion to the current value of each account. If there is not enough value in these accounts, deductions will be made from the Fixed Dollar Cost Averaging Account. If there is an Indexed Loan on the Policy and there is not enough value in the Fixed Dollar Cost Averaging Account, the Surrender Charge will be deducted from any current value in the Indexed Loan Account net of any Policy Debt on a pro-rata basis over the Indexed Loan Account segments. There will be a proportional reduction in the Surrender Charge for the remaining Surrender Charges.

Surrender Charges will not be deducted for decreases that were caused by partial withdrawals or changes to the Death Benefit Option.

Partial Withdrawal- You may make a partial withdrawal for a portion of the Net Cash Surrender Value by submitting a written request to Our Home Office. The partial withdrawal is effective on the date We receive Your written request for the partial withdrawal. The partial withdrawal may not be less than the Minimum Partial Withdrawal shown in Section 1. No more than twelve partial withdrawals may be made in any policy year. No partial withdrawal may be made which would reduce the Specified Amount to less than the Minimum Specified Amount shown in Section 1. A processing fee will be deducted from the available Net Cash Surrender Value and will be considered part of the partial withdrawal. The fee is a percentage of the amount withdrawn as shown in Section 1, not to exceed the dollar amount shown in Section 1.

Any partial withdrawal will reduce the Policy Value by the amount of the partial withdrawal. If the Policy has a Level Death Benefit Option, the Specified Amount will also be reduced by the amount of the partial withdrawal that exceeds the difference between the Death Benefit and the Specified Amount. . In those instances, the Specified Amount will be reduced in the following order:

ICC23-PI-VFL	Page 24

(a)	The most recent coverage segment, if any, will be decreased first.
(b)	The next most recent coverage segment, if any, will then be successively decreased.
(c)	The initial coverage segment will then be decreased.

Partial withdrawals will be deducted from the values of the subaccounts of the Separate Account, the Short-Term Fixed Account, the Traditional Fixed Account, the Holding Fixed Accounts and the Indexed Fixed Accounts as directed by You, provided that the minimum amount remaining in each account as a result of the allocation meets the Minimum Allocation Amount shown in Section 1. If there is not enough value in these accounts, the partial withdrawal will be made from the Fixed Dollar Cost Averaging Account. If there is an Indexed Loan on the Policy and there is not enough value in the Fixed Dollar Cost Averaging Account, the partial withdrawal will be made from any current value in the Indexed Loan Account net of any Policy Debt on a pro-rata basis over the Indexed Loan Account segments. If no allocation is directed, the partial withdrawal will be deducted from the accounts on a pro-rata basis in proportion to the current net asset value of each subaccount of the Separate Account, the value of the Short-Term Fixed Account, the value of the Traditional Fixed Account, the value of the Holding Fixed Accounts and the value of the Indexed Fixed Accounts.

The Surrender Charge will not be reduced as a result of a partial withdrawal.

We may defer making the payment of the amount of a Partial Withdrawal, subject to the following:

(i)

for values in the Fixed Account, We reserve the right to defer the payment of any Partial Withdrawal for up to six months from the date of the Partial Withdrawal request, except for any Partial Withdrawal made to pay premiums due on a Policy We issued. If the payment is deferred for 30 working days or more, it will bear interest at the Traditional Fixed Account Guaranteed Minimum Interest Rate per year compounded annually while it is deferred;

(ii)

for values in a Separate Account, We reserve the right to defer the determination and payment of all benefits if (1) the disposal or valuation of the Separate Account’s assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, (2) trading is restricted by the Securities and Exchange Commission (the “SEC”), or the SEC declares that an emergency exists; or (3) the SEC by order permits postponement of payment to protect our policy owners..

Systematic Partial Withdrawal Program - The Systematic Partial Withdrawal Program is a program of periodic distribution of a portion of the Policy Value through policy loans and partial withdrawals. We reserve the right to discontinue such a program at any time. Contact Our Home Office for details of how this program works. A processing fee of the percentage of the amount withdrawn as shown in Section 1, but not more than the dollar amount shown in Section 1, will be made for each year the program is active. This program is only available after the first policy year.

10. Policy Changes

Right to Make Change - At any time while this Policy is in force after the first policy year, You may request changes as set forth in this section. The change will become effective on the Monthly Anniversary that coincides with or next follows Our receipt of the request. You may not make a change that would result in the Death Benefit under this Policy not being excludable from gross income due to not satisfying the requirements of Section 7702 of the Code. In addition, each change is subject to the conditions stated. This Policy will be amended as the result of any such change.

Increase in Specified Amount - An increase in Specified Amount must be applied for on an application. The increase is subject to Our underwriting guidelines in effect at the time of the increase. Evidence of insurability

ICC23-PI-VFL	Page 25

satisfactory to Us must be submitted. Any increase must be at least the minimum amount as shown in Section

1.

An increase in the Specified Amount will create a new coverage segment. The initial coverage segment is the initial Specified Amount on the Date of Issue.

Decrease in Specified Amount- Any decrease in the Specified Amount must be at least the Minimum Specified Amount Change shown in Section 1. The Specified Amount may not be decreased to less than the Minimum Specified Amount as shown in Section 1. No decrease may be made in the first year following the effective date of an increase in the Specified Amount. Any decrease in the Specified Amount will become effective on the Monthly Anniversary that coincides with or next follows Our receipt of the request. The decrease in the Specified Amount will be in the following order:

(a)	The most recent coverage segment, if any, will be decreased first.
(b)	The next most recent coverage segment, if any, will then be successively decreased.
(c)	The initial coverage segment will then be decreased.

A Surrender Charge will be deducted from the Policy Value upon a decrease in the Specified Amount in the first five policy years. This is described in the Surrender Charge provision.

Change in Death Benefit Option - If the Policy has an Increasing Death Benefit Option, a request may be made to change this Policy to a Level Death Benefit Option. The Specified Amount after the change will be equal to the Specified Amount before the change plus the Policy Value on the date of the change. The effective date of the change will be the Monthly Anniversary that coincides with or next follows the date of Our receipt of the request to make the change.

If the Policy has a Level Death Benefit Option, a request may be made to change this Policy to an Increasing Death Benefit Option. The Specified Amount after the change will be equal to the Specified Amount before the change less the Policy Value on the date of the change. The effective date of the change will be the Monthly Anniversary that coincides with or next follows the date of Our receipt of the request to make the change.

The Specified Amount after the change must be at least the Minimum Specified Amount as shown in Section 1. No more than one change in the Death Benefit option may be made in any policy year.

Change in Rate Class –You may request a change in the Insured’s rate class after issue to any more favorable rate class that was available at the time of issue. Any change is subject to Our underwriting guidelines in effect at the time of the change, and submission of evidence of insurability, including but not limited to good health, where such evidence is satisfactory to Us. We will adjust future Monthly Deductions to reflect the new rate class.

Rider and/or Benefit Additions – If available, and subject to any underwriting guidelines and evidence of insurability requirements, You may submit a request that rider(s) and/or benefits be added to this Policy after the Policy Date.

11. Owner and Beneficiary

Owner - The Owner of this Policy is the person (or persons in the case of joint owners) designated as Owner in the application unless changed by a subsequent owner designation (including by assignment) or by death of an Owner. Upon the death of an Owner, the deceased Owner’s ownership interest passes to the designated contingent owner. If no contingent owner is designated, the deceased Owner’s ownership interest passes to

ICC23-PI-VFL	Page 26

the surviving joint owner (or joint owners, if more than one, in equal shares). If no joint owner, the deceased Owner’s ownership interest passes to his or her estate.

Subject to the terms of any assignment, while this Policy is in force before the death of the Insured, the Owner may exercise all of the rights in it without the consent of any other person. In the case of joint owners, the consent of all joint owners who are alive is required.

Beneficiary - The Beneficiary of this Policy is as designated in the application unless changed by a subsequent beneficiary designation. If the Beneficiary dies before the death of the Insured, and no contingent beneficiary is designated, then the Beneficiary or Beneficiaries will be the Owner or Owners (in equal shares).

Change of Owner or Beneficiary - You may transfer ownership or change the Beneficiary by filing a written designation at the Home Office. We will provide the necessary form. Unless You specify otherwise, the designation will take effect as of the date You signed the form, subject to any action We have taken prior to the time that the designation is received at the Home Office.

Assignment- You may assign this Policy while it is in force during the life of the Insured. Your rights, and the rights of any Beneficiary, will be subject to the rights of an assignee under the terms of an assignment. We will not be bound by any assignment until You provide a signed form, that We have either provided or find acceptable, and the form has been received at Our Home Office. Unless You specify otherwise, the assignment will take effect as of the date You signed the form, subject to any action We have taken prior to the time that the assignment is received at Our Home Office. We are not responsible for the effect or the validity of any assignment.

12. General Provisions

The Contract - This Policy, and all applications and any supplemental riders, endorsements, or amendments when attached to the Policy, constitute the entire contract. Only the President, a Vice President, the Secretary, or an Actuary who is an officer of the Company may, on Our behalf, modify this Policy or waive any of its conditions. No agent is authorized to modify this Policy or to make any promise as to the future payment of interest.

At any time We may unilaterally make such changes to this Policy as are necessary:

(i)	to assure compliance at all times with the definition of life insurance prescribed by federal income tax law; or
(ii)	to make the Policy conform with any law or regulation issued by any government agency to which it is subject.

Any approved amendments or endorsements will be mailed to You any time such a change occurs. Other changes may, however, be accepted in writing or rejected by You, by returning the amendment to Us. This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of the Policy that on the provision’s effective date is in conflict with the applicable Interstate Insurance Product Regulation Commission standards for this product type in effect as of the provision’s effective date of Commission policy approval is hereby amended to conform to the applicable Interstate Insurance Product Regulation Commission standards in effect as of the provision’s effective date of Commission policy approval.

Incontestability - This Policy and any rider or supplemental benefits attached to the Policy are incontestable with respect to the Insured as to the truth of the representations contained in the application for insurance after

ICC23-PI-VFL	Page 27

they have been in force during the lifetime of that Insured for a period of two years from the Date of Issue, except for fraud in the procurement of the Policy, when permitted by applicable law. No statement will void this Policy or be used to contest a claim under it unless the statement is contained in the application. A copy of the application is attached to this Policy.

Any rider or supplemental benefits later attached to the Policy, increases in Specified Amount, Change in Rate Class, or reinstatement are incontestable with respect to the Insured as to the truth of the representations contained in the application for the policy change or reinstatement after they have been in force during the lifetime of the Insured for a period of two years from the effective date of the policy change or reinstatement, except for fraud in the procurement of the policy change or reinstatement, when permitted by applicable law.

The Incontestability period for any amount of insurance converted from another life insurance policy will run from the Date of Issue of the original Policy.

Duration of Coverage- The duration of coverage under this Policy will depend on the following:

(a)	the amount, timing and frequency of premium payments;
(b)	changes in the Specified Amount or benefits;
(c)	the interest rates credited or investment return;
(d)	the cost of insurance rates charged;
(e)	the expense charges;
(f)	satisfaction of the NLG Requirement;
(g)	surrenders; and
(h)	the amount and timing of any partial withdrawals or policy loans.

Non-Participating - This Policy will not participate in Our divisible surplus. No dividends will be payable.

Date of Issue - The Date of Issue shown in Section 1 is the date Your Policy is issued at Our Home Office.

Policy Date- The Policy Date shown in Section 1 is the date from which policy years, months and anniversaries are determined.

Monthly Anniversary -The Monthly Anniversary is the day in each calendar month that is the same day of the month as the Policy Date.

Age - The age shown in Section 1 is the insurance age of the Insured. This is the age of the Insured on the birthday nearest the Policy Date. Attained age means the insurance age of the Insured increased by the number of whole years and months after the Policy Date.

Misstatement of Age or Sex- If the age or the sex (if the Policy is issued on a sex distinct basis) of the Insured has been misstated, the Death Benefit under this Policy will be the amount which would have been provided by the most recent Cost of Insurance charge at the correct age and sex (if the Policy is issued on a sex distinct basis). No adjustment in the Policy Value will be made. We will adjust future Monthly Deductions to reflect the corrected age and sex (if the Policy is issued on a sex-distinct basis). Any date shown in Section 1 that is based on an incorrect age may be changed to be consistent with the correct age.

Policy Payments - All payments made to Us under this Policy are payable at Our Home Office.

Annual Report - Each year You will be sent a report. The report shows current information as of a date not more than four months prior to the date of the mailing. The report will contain at least the following information:

(a)	The beginning and end dates of the current report period;

ICC23-PI-VFL	Page 28

(b)	The Policy Value, if any, at the beginning of the current report period and at the end of the current report period;
(c)

The amounts that have been credited or debited to the Policy Value during the current report period; for example, premium payments, interest credits, cost of insurance charges, expense charges, withdrawal amounts, and cost of rider(s);

(d)	The current death benefit at the end of the current report period;
(e)	The Cash Surrender Value, if any, at the end of the current report period;
(f)	The Loan Value and the amount of outstanding loans, if any, at the end of the current report period; and
(g)

If assuming guaranteed interest, mortality and expense charges, the Cash Surrender Value will not keep the Policy in force until the end of the next reporting period unless further premiums are made, a notice to this effect will be included.

(h)	Information about whether the No-Lapse Guarantee Requirement is in effect, and any actions that could make the No Lapse-Guarantee Requirement not be in effect.

Projection of Benefits and Values - Upon request, We will provide a projection of illustrative future Death Benefits and Policy Values. The request for a projection must be made in writing by You. We may charge a fee for this service, after the first report per year is provided at no cost, not to exceed the maximum fee as shown in Section 1.

13. Income Payment Options

Election of Income Payment Option - An income payment option may be elected in place of a one sum payment of any amount payable upon the death of the Insured, upon surrender, or upon maturity.

You may elect an income payment option or change a previous election while this Policy is in force before the death of the Insured. If no election is in effect at the time of the death of the Insured, the Beneficiary may elect an income payment option before any payment of the Death Benefit has been made and within one year of the date of death.

The amount applied under an income payment option must be at least the Minimum Amount to Apply for Income Payment Option shown in Section 1. No election may provide for income payments that are each less than the minimum income payment as shown in Section 1.

If any settlement option with a guaranteed period provides payments of the same amount at the same age for a different guarantee period, We will deem an election to have been made for the longer period.

The amount of income payment benefits at the time of their commencement will not be less than those that would be provided by the application of a one sum payment to purchase a single premium immediate annuity contract at purchase rates offered by Us at the time to the same class of annuitants.

Option 1 - Interest Income - We will credit interest to the amount applied, and the interest will be paid monthly, quarterly, semiannually or annually.

Option 2 - Income for a Fixed Period - We will pay the amount applied, with interest, in equal monthly payments for a fixed period. The fixed period may not be greater than 30 years.

Option 3 - Income of a Specified Amount - We will make payments of a specified amount until the total amount applied, with interest, has been paid. The payments may be made monthly, quarterly, semiannually or annually. The final payment may be less than the specified amount. The total of the payments to be made each year must be at least the amount as shown in Section 1 for each $1,000 applied.

ICC23-PI-VFL	Page 29

Option 4 - Life Income - We will pay equal monthly payments during the life of the Option Annuitant.

Option 5 - Life Income with Guaranteed Period - We will pay equal monthly payments for a stated guaranteed period and thereafter during the life of the Option Annuitant. The guaranteed period may be 5 years, 10 years or 20 years.

Option 6 - Life Income with Refund Period - We will pay equal monthly payments during the life of the Option Annuitant. If necessary, the payments will continue after the death of the Option Annuitant until the total of all payments made, including a smaller final payment, if required, equals the total amount applied.

Option 7 - Joint and Survivor Life Income - We will pay equal monthly payments during the joint life of two Option Annuitants and thereafter during the life of the survivor.

Income Amount - The income under Options 1 and 2 will be based on the interest rate shown in the Guaranteed Income Payment Rates section in Section 1, compounded annually. The unpaid balance of the amount applied under Option 3 will be credited with the interest rate shown in the Guaranteed Income Payment Rates section in Section 1, compounded annually.

The monthly income under Options 4, 5, 6 and 7 will be equal to the amount designated by You for an Income Option, applied to the selected Income Option, using the interest rate and mortality basis outlined in the Guaranteed Income Payment Rates section in Section 1. The Income Amount will be based upon the Income Option elected, each Option Annuitant’s age on their birthday nearest the date of the first payment, and sex (if the Policy is issued on sex distinct basis).

Guaranteed monthly income amounts are available upon request.

Income Period - The income period under an option will begin on the date of death or on the date of surrender. Income payments under Options 1 and 3 will be made at the end of the payment interval. Income payments under Options 2, 4, 5, 6 and 7 will be made at the beginning of the payment interval.

Option Annuitant - Option Annuitant means a natural person on whose life the income payments under Options 4, 5, 6 and 7 are based.

We may require reasonable proof of the age and of the continued life of an Option Annuitant. If the age or the sex (if the Policy is issued on a sex distinct basis) of an Option Annuitant has been misstated, an appropriate adjustment will be made in the income payments.

Withdrawal Privilege - Unless the election states otherwise, the payee under an income payment option may:

(a)	before any income payment has been made, withdraw the amount applied under the option; or
(b)	withdraw the present value of the income payments to become due during any fixed, guaranteed or refund period; or
(c)	withdraw the balance held under Option 1 or 3 plus any accrued interest.

There will be no right to withdraw the present value of the income payments falling due after the guaranteed or refund period under Options 5 and 6. However, if the present value of income payments due during the guaranteed or refund period has been withdrawn, and the payee is alive at the end of the guaranteed period or refund period, income payments will resume until the Option Annuitant’s death. There will be no right to withdraw the present value of any income payments under Options 4 and 7.

We may defer the payment of the amount withdrawn for up to six months from the date of a withdrawal request.

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Present Value - The present value of the income payments available under the Withdrawal Privilege will be based on the interest rate shown in the Guaranteed Income Payment Rates section in Section 1. However, if the income payments are based on the current purchase rates as described under the Election of Income Payment Option provision, the present value of the income payments available under the Withdrawal Privilege will be calculated using the interest basis of the single premium immediate annuity contract.

Death of Payee - Upon the death of the payee under an income payment option, We will pay the following to the payee’s executors or administrators unless stated otherwise in an election to which We consented:

(a)	the balance of the amount held under Option 1 or 3 plus any accrued interest; or
(b)	the present value of the income payments to become due during the fixed period under Option 2; or
(c)	if the Option Annuitant under Option 5 or 6 has died, the present value of the income payments, if any, to become due during the guaranteed or refund period; or
(d)

if any Option Annuitant under Option 4, 5, 6 or 7 is living, any income payments as they become due during the Option Annuitant’s life plus, upon the death of the Option Annuitant under Option 5 or 6, the present value of the income payments, if any, to become due during the guaranteed or refund period.

Assignment - Creditors - The amount applied under an income payment option and the payments under the option may not be assigned and, to the extent permitted by law, will not be available to anyone who has a claim against the payee.

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Additional Policy Specifications

One Year Point to Point S&P 500 Indexed Account

Summary - This section sets forth the interest crediting methodology for the Segments of the One Year Point to Point S&P 500 Indexed Account.

Guaranteed Participation Percentage: 100%

Guaranteed Cap Percentage: 4%

Segment Minimum Interest Rate: 0%

Asset Charge Percentage: 0%

Segment Duration: 12 Months*

*Any Segment created on the Policy’s first monthly anniversary will have a Segment Duration of one month less than the Segment Duration shown above.

Index - The external Index used in the calculations below is the S&P 500. References to the S&P 500 Index mean the Standard and Poor’s 500 Composite Stock Price Index (excluding dividends). It is the index of the stock of 500 publicly traded companies. See Index Disclaimers section at the end of the Additional Policy Specifications for additional information.

Change or Discontinuance of an Index - If the Index substantially changes the manner in which it is calculated we may adjust the formula that is used when determining the Index Credit, if any, to be consistent with the original calculation methodology. If the publication of the Index is discontinued, or if in our sole discretion we determine that the Index should no longer be used, a similar Index may be substituted subject to approval of the Interstate Insurance Product Regulation Commission. You will be notified of any change of Index.

Monthly Average Segment Value (MASV) - The sum of the Segment Values on each Monthly Anniversary during the Segment Duration divided by the number of months in the Segment Duration.

Index Credits - Amounts held in the One Year Point to Point S&P 500 Indexed Account earn Index Credits on the Segment Maturity Date based on Index Performance.

The Index Performance equals the growth in the S&P 500 Index during the Segment multiplied by the Participation Percentage, with a floor at the Segment Minimum Interest Rate and a ceiling at the Cap Percentage.

The growth in the Index is equal to (1) divided by (2) minus (3), where:

(1) is the closing value of the Index on the Segment Maturity Date;

(2) is the closing value of the Index on the Segment Date; and

(3) one.

The values of the S&P 500 Index are determined at the close of business of the New York Stock Exchange (NYSE) on the Segment Date and Segment Maturity Date. For any Segment Date or Segment Maturity Date where the NYSE is not open for business, the value of the S&P 500 Index will be determined at the close of business on the next day that the NYSE is open.

On the Segment Maturity date, the Index Credit is equal to the Index Performance multiplied by the MASV for the segment for the just completed Segment Duration.

ICC23-PI-VFL	Page 32

Participation Percentage - The Participation Percentage is the percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Participation Percentage is guaranteed not to be below the Guaranteed Participation Percentage. A new Participation Percentage will apply to each new segment created and will not change for the duration of that segment.

Cap Percentage - The Cap Percentage is the maximum percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Cap Percentage is guaranteed not to be below the Guaranteed Cap Percentage. A new Cap Percentage will apply to each new segment created and will not change for the duration of that segment.

Asset Charge - On the Policy Date, and on each subsequent monthly anniversary, We will deduct from the Segment Value, at the same time the other Monthly Deductions are taken, an Asset Charge. The Asset Charge is determined by multiplying the Asset Charge Percentage by the Segment Value, at the beginning of the policy month, after the Monthly Deduction is assessed.

Segment Date - The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates. New Segments cannot be created if the Segment Maturity Date would occur after the Maturity Date in Section 1.

Segment Maturity Date - The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

ICC23-PI-VFL	Page 33

One Year Point to Point S&P 500 Indexed Account with 1% Floor

Summary - This section sets forth the interest crediting methodology for the Segments of the One Year Point to Point S&P 500 Indexed Account with 1% Floor.

Guaranteed Participation Percentage: 100%

Guaranteed Cap Percentage: 3%

Segment Minimum Interest Rate: 1%

Asset Charge Percentage: 0%

Segment Duration: 12 Months*

*Any Segment created on the Policy’s first monthly anniversary will have a Segment Duration of one month less than the Segment Duration shown above.

Index - The external Index used in the calculations below is the S&P 500. References to the S&P 500 Index mean the Standard and Poor’s 500 Composite Stock Price Index (excluding dividends). It is the index of the stock of 500 publicly traded companies. See Index Disclaimers section at the end of the Additional Policy Specifications for additional information.

Change or Discontinuance of an Index - If the Index substantially changes the manner in which it is calculated we may adjust the formula that is used when determining the Index Credit, if any, to be consistent with the original calculation methodology. If the publication of the Index is discontinued, or if in our sole discretion we determine that the Index should no longer be used, a similar Index may be substituted subject to approval of the Interstate Insurance Product Regulation Commission. You will be notified of any change of Index.

Monthly Average Segment Value (MASV) - The sum of the Segment Values on each Monthly Anniversary during the Segment Duration divided by the number of months in the Segment Duration.

Index Credits - Amounts held in the One Year Point to Point S&P 500 Indexed Account with 1% Floor earn Index Credits on the Segment Maturity Date based on Index Performance.

The Index Performance equals the growth in the S&P 500 Index during the Segment multiplied by the Participation Percentage, with a floor at the Segment Minimum Interest Rate and a ceiling at the Cap Percentage.

The growth in the Index is equal to (1) divided by (2) minus (3), where:

(1) is the closing value of the Index on the Segment Maturity Date;

(2) is the closing value of the Index on the Segment Date; and

(3) one.

The values of the S&P 500 Index are determined at the close of business of the New York Stock Exchange (NYSE) on the Segment Date and Segment Maturity Date. For any Segment Date or Segment Maturity Date where the NYSE is not open for business, the value of the S&P 500 Index will be determined at the close of business on the next day that the NYSE is open.

On the Segment Maturity date, the Index Credit is equal to the Index Performance less the Segment Minimum Interest Rate multiplied by the MASV for the segment for the just completed Segment Duration.

For Segments created on the Policy’s first monthly anniversary, the Segment Minimum Interest Rate in the above Index Credit formula is adjusted as follows:

ICC23-PI-VFL	Page 34

(1 + Segment Minimum Interest Rate)11/12 – 1

Participation Percentage - The Participation Percentage is the percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Participation Percentage is guaranteed not to be below the Guaranteed Participation Percentage. A new Participation Percentage will apply to each new segment created and will not change for the duration of that segment.

Cap Percentage - The Cap Percentage is the maximum percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Cap Percentage is guaranteed not to be below the Guaranteed Cap Percentage. A new Cap Percentage will apply to each new segment created and will not change for the duration of that segment.

Asset Charge - On the Policy Date, and on each subsequent monthly anniversary, We will deduct from the Segment Value, at the same time the other Monthly Deductions are taken, an Asset Charge. The Asset Charge is determined by multiplying the Asset Charge Percentage by the Segment Value, at the beginning of the policy month, after the Monthly Deduction is assessed.

Segment Minimum Interest Rate - The Segment Minimum Interest Rate is an annual rate and will be used to calculate the monthly credited interest during the Segment Duration.

Segment Date - The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates. New Segments cannot be created if the Segment Maturity Date would occur after the Maturity Date in Section 1.

Segment Maturity Date - The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

ICC23-PI-VFL	Page 35

High Cap One Year Point to Point S&P 500 Indexed Account

Summary - This section sets forth the interest crediting methodology for the Segments of the High Cap One Year Point to Point S&P 500 Indexed Account.

Guaranteed Participation Percentage: 100%

Guaranteed Cap Percentage: 5%

Segment Minimum Interest Rate: 0%

Asset Charge Percentage: 0.125%

Segment Duration: 12 Months*

*Any Segment created on the Policy’s first monthly anniversary will have a Segment Duration of one month less than the Segment Duration shown above.

Index - The external Index used in the calculations below is the S&P 500. References to the S&P 500 Index mean the Standard and Poor’s 500 Composite Stock Price Index (excluding dividends). It is the index of the stock of 500 publicly traded companies. See Index Disclaimers section at the end of the Additional Policy Specifications for additional information.

Change or Discontinuance of an Index - If the Index substantially changes the manner in which it is calculated we may adjust the formula that is used when determining the Index Credit, if any, to be consistent with the original calculation methodology. If the publication of the Index is discontinued, or if in our sole discretion we determine that the Index should no longer be used, a similar Index may be substituted subject to approval of the Interstate Insurance Product Regulation Commission. You will be notified of any change of Index.

Monthly Average Segment Value (MASV) - The sum of the Segment Values on each Monthly Anniversary during the Segment Duration divided by the number of months in the Segment Duration.

Index Credits - Amounts held in the High Cap One Year Point to Point S&P 500 Indexed Account earn Index Credits on the Segment Maturity Date based on Index Performance.

The Index Performance equals the growth in the S&P 500 Index during the Segment multiplied by the Participation Percentage, with a floor at the Segment Minimum Interest Rate and a ceiling at the Cap Percentage.

The growth in the Index is equal to (1) divided by (2) minus (3), where:

(1) is the closing value of the Index on the Segment Maturity Date;

(2) is the closing value of the Index on the Segment Date; and

(3) one.

The values of the S&P 500 Index are determined at the close of business of the New York Stock Exchange (NYSE) on the Segment Date and Segment Maturity Date. For any Segment Date or Segment Maturity Date where the NYSE is not open for business, the value of the S&P 500 Index will be determined at the close of business on the next day that the NYSE is open.

On the Segment Maturity date, the Index Credit is equal to the Index Performance multiplied by the MASV for the segment for the just completed Segment Duration.

Participation Percentage - The Participation Percentage is the percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Participation Percentage is guaranteed not to be below the

ICC23-PI-VFL	Page 36

Guaranteed Participation Percentage. A new Participation Percentage will apply to each new segment created and will not change for the duration of that segment.

Cap Percentage - The Cap Percentage is the maximum percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Cap Percentage is guaranteed not to be below the Guaranteed Cap Percentage. A new Cap Percentage will apply to each new segment created and will not change for the duration of that segment.

Asset Charge - On the Policy Date, and on each subsequent monthly anniversary, We will deduct from the Segment Value, at the same time the other Monthly Deductions are taken, an Asset Charge. The Asset Charge is determined by multiplying the Asset Charge Percentage by the Segment Value, at the beginning of the policy month, after the Monthly Deduction is assessed.

Segment Date - The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates. New Segments cannot be created if the Segment Maturity Date would occur after the Maturity Date in Section 1.

Segment Maturity Date - The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

ICC23-PI-VFL	Page 37

Uncapped One Year Point to Point S&P 500 Indexed Account

Summary - This section describes the interest crediting methodology for the Segments of the Uncapped One Year Point to Point S&P 500 Indexed Account.

Guaranteed Participation Percentage: 25%

Segment Minimum Interest Rate: 0%

Asset Charge Percentage: 0.25%

Segment Duration: 12 Months *

*Any Segment created on the Policy’s first monthly anniversary will have a Segment Duration of one month less than the Segment Duration shown above.

Index - The external Index used in the calculations below is the S&P 500. References to the S&P 500 Index mean the Standard and Poor’s 500 Composite Stock Price Index (excluding dividends). It is the index of the stock of 500 publicly traded companies. See Index Disclaimers section at the end of the Additional Policy Specifications for additional information.

Change or Discontinuance of an Index - If the Index substantially changes the manner in which it is calculated we may adjust the formula that is used when determining the Index Credit, if any, to be consistent with the original calculation methodology. If the publication of the Index is discontinued, or if in our sole discretion we determine that the Index should no longer be used, a similar Index may be substituted subject to approval of the Interstate Insurance Product Regulation Commission. You will be notified of any change of Index.

Monthly Average Segment Value (MASV) - The sum of the Segment Values on each Monthly Anniversary during the Segment Duration divided by the number of months in the Segment Duration.

Index Credits - Amounts held in the Uncapped One Year Point to Point S&P 500 Indexed Account earn Index Credits on the Segment Maturity Date based on Index Performance.

The Index Performance equals the growth in the S&P 500 Index during the Segment multiplied by the Participation Percentage, with a floor at the Segment Minimum Interest Rate.

The growth in the Index is equal to (1) divided by (2) minus (3), where:

(1) is the closing value of the Index on the Segment Maturity Date;

(2) is the closing value of the Index on the Segment Date; and

(3) one.

The values of the S&P 500 Index are determined at the close of business of the New York Stock Exchange (NYSE) on the Segment Date and Segment Maturity Date. For any Segment Date or Segment Maturity Date where the NYSE is not open for business, the value of the S&P 500 Index will be determined at the close of business on the next day that the NYSE is open.

On the Segment Maturity date, the Index Credit is equal to the Index Performance multiplied by the MASV for the segment for the just completed Segment Duration.

Participation Percentage - The Participation Percentage is the percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Participation Percentage is guaranteed not to be below the Guaranteed Participation Percentage. A new Participation Percentage will apply to each new segment created and will not change for the duration of that segment.

ICC23-PI-VFL	Page 38

Asset Charge - On the Policy Date, and on each subsequent monthly anniversary, We will deduct from the Segment Value, at the same time the other Monthly Deductions are taken, an Asset Charge. The Asset Charge is determined by multiplying the Asset Charge Percentage by the Segment Value, at the beginning of the policy month, after the Monthly Deduction is assessed.

Segment Date - The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates. New Segments cannot be created if the Segment Maturity Date would occur after the Maturity Date in Section 1.

Segment Maturity Date - The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

ICC23-PI-VFL	Page 39

Indexed Loan Account

Summary - This section sets forth the interest crediting methodology for the Segments of the Indexed Loan Account.

Guaranteed Participation Percentage: 100%

Guaranteed Cap Percentage: 3%

Segment Minimum Interest Rate: 1%

Segment Duration 12 Months *

*Any Segment created on the Policy’s first monthly anniversary will have a Segment Duration of one month less than the Segment Duration shown above.

Index - The external Index used in the calculations below is the S&P 500. References to the S&P 500 Index mean the Standard and Poor’s 500 Composite Stock Price Index (excluding dividends). It is the index of the stock of 500 publicly traded companies. See Index Disclaimers section at the end of the Additional Policy Specifications for additional information.

Change or Discontinuance of an Index - If the Index substantially changes the manner in which it is calculated we may adjust the formula that is used when determining the Index Credit, if any, to be consistent with the original calculation methodology. If the publication of the Index is discontinued, or if in our sole discretion we determine that the Index should no longer be used, a similar Index may be substituted subject to approval of the Interstate Insurance Product Regulation Commission. You will be notified of any change of Index.

Monthly Average Segment Value (MASV) - The sum of the Segment Values on each Monthly Anniversary during the Segment Duration divided by the number of months in the Segment Duration.

Index Credits - Amounts held in the Indexed Loan Account earn Index Credits on the Segment Maturity Date based on Index Performance.

The Index Performance equals the growth in the S&P 500 Index during the Segment multiplied by the Participation Percentage, with a floor at the Segment Minimum Interest Rate and a ceiling at the Cap Percentage.

The growth in the Index is equal to (1) divided by (2) minus (3), where:

(1) is the closing value of the Index on the Segment Maturity Date;

(2) is the closing value of the Index on the Segment Date; and

(3) one.

The values of the S&P 500 Index are determined at the close of business of the New York Stock Exchange (NYSE) on the Segment Date and Segment Maturity Date. For any Segment Date or Segment Maturity Date where the NYSE is not open for business, the value of the S&P 500 Index will be determined at the close of business on the next day that the NYSE is open.

On the Segment Maturity date, the Index Credit is equal to the Index Performance less the Segment Minimum Interest Rate multiplied by the MASV for the segment for the just completed Segment Duration.

For Segments created on the Policy’s first monthly anniversary, the Segment Minimum Interest Rate in the above Index Credit formula is adjusted as follows:

(1 + Segment Minimum Interest Rate)11/12 – 1

ICC23-PI-VFL	Page 40

Participation Percentage - The Participation Percentage is the percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Participation Percentage is guaranteed not to be below the Guaranteed Participation Percentage. A new Participation Percentage will apply to each new segment created and will not change for the duration of that segment.

Cap Percentage - The Cap Percentage is the maximum percentage of the Index Performance that will be used to calculate the Index Credit, if any. The Cap Percentage is guaranteed not to be below the Guaranteed Cap Percentage. A new Cap Percentage will apply to each new segment created and will not change for the duration of that segment.

Segment Minimum Interest Rate - The Segment Minimum Interest Rate is an annual rate and will be used to calculate the monthly credited interest during the Segment Duration.

Segment Date - The Segment Date is the date a Segment is created. Segments can only be created on monthly policy anniversary dates. New Segments cannot be created if the Segment Maturity Date would occur after the Maturity Date in Section 1.

Segment Maturity Date - The Segment Maturity Date is the date each Segment matures, which is at the end of a Segment Duration.

ICC23-PI-VFL	Page 41

The “S&P 500 Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by The Penn Insurance and Annuity Company. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). It is not possible to invest directly in an index. The product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to The Penn Insurance and Annuity Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to The Penn Insurance and Annuity Company or the product. S&P Dow Jones Indices has no obligation to take the needs of The Penn Insurance and Annuity Company or the owners of the product into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the product. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading adviser, commodity pool operator, broker dealer, fiduciary, “promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax adviser. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE PENN INSURANCE AND ANNUITY COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE PENN INSURANCE AND ANNUITY COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

ICC23-PI-VFL	Page 42

Additional Policy Specifications

Subaccounts

Vanguard Variable Insurance Funds

The Vanguard Group, Inc.

Total Stock Market Index Portfolio

Conservative Allocation Portfolio

Total International Stock Market Index Portfolio

Mid-Cap Index Portfolio

Equity Index Portfolio

Total Bond Market Index Portfolio

Global Bond Index Portfolio

Moderate Allocation Portfolio

Balanced Portfolio

Capital Growth Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Real Estate Index Portfolio

Small Company Growth Portfolio

Eligible Fixed Interest Options

The Penn Insurance and Annuity Company General Account

Short-Term Fixed Account

Traditional Fixed Account

Indexed Fixed Accounts

Fixed Dollar Cost Averaging Account - 12 Months

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 43
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000

Attained Age	Base Policy

35.1142
36.1250
37.1350
38.1467
39.1584

40.1717
41.1842
42.1950
43.2000
44.2059

45.2117
46.2175
47.2225
48.2284
49.2342

50.2442
51.2576
52.2734
53.2918
54.3126

55.3376
56.3660
57.3985
58.4352
59.4786

60.5278
61.5853
62.6496
63.7222
64.8023

65.8875
66.9785

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 44
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000

67	1.0745
68	1.1789
69	1.2958

70	1.4320
71	1.5934
72	1.7815
73	1.9990
74	2.2434

75	2.5113
76	2.8003
77	3.1113
78	3.4494
79	3.8288

80	4.2606
81	4.7584
82	5.3055
83	5.9848
84	6.7646

85	7.6641
86	8.6975
87	9.8664
88	11.1718
89	12.5677

90	14.0377
91	15.5334
92	17.0138
93	18.4700
94	19.8280

95	21.0281
96	22.5916
97	24.2771
98	26.1348
99	28.1305

100	30.2277
101	32.2110
102	34.1975
103	36.1495
104	38.0309

105	39.8037
106	41.4343

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 45
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000

107	43.7796
108	46.2631
109	48.8951

110	51.6832
111	54.6391
112	57.7738
113	61.0980
114	64.6254

115	68.3704
116	72.3458
117	76.5692
118	81.0587
119	83.3333

120	83.3333

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 46
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Death Benefit Factors

Attained Age	Factor
0 - 40	2.5000
41	2.4300
42	2.3600
43	2.2900
44	2.2200
45	2.1500

46	2.0900
47	2.0300
48	1.9700
49	1.9100
50	1.8500

51	1.7800
52	1.7100
53	1.6400
54	1.5700
55	1.5000

56	1.4600
57	1.4200
58	1.3800
59	1.3400
60	1.3000

61	1.2800
62	1.2600
63	1.2400
64	1.2200
65	1.2000

66	1.1900
67	1.1800
68	1.1700
69	1.1600
70	1.1500

71	1.1300
72	1.1100
73	1.0900
74	1.0700
75 - 90	1.0500

91	1.0400
92	1.0300
93	1.0200
94 - 95	1.0100

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 47
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Death Benefit Factors

Attained Age	Factor
96 - 120	1.0010

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 48
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000

Attained Age of Additional Insured	Additional Insured (1) Rate
35.0600
36.0675
37.0758
38.0833
39.0900

40.0950
41.1000
42.1033
43.1067
44.1108

45.1150
46.1242
47.1334
48.1442
49.1559

50.1684
51.1825
52.1984
53.2159
54.2351

55.2567
56.2809
57.3076
58.3376
59.3718

60.4110
61.4552
62.5044
63.5603
64.6229

65.6930
66.7706
67.8566
68.9517
69	1.0561

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 49
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

Additional Policy Specifications

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000

70	1.1714
71	1.2958
72	1.4329
73	1.5833
74	1.7514

75	1.9413
76	2.1546
77	2.3991
78	2.6730
79	2.9830

Policy Number 8888888
Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options
ICC23-PI-VFL	WILLIAM PENN	Page 50
Age 35 - Male - Standard Non-Tobacco
$50,000.00 Specified Amount

To obtain any of the benefits under this policy, write to The Penn Insurance and Annuity Company at its Home Office or to its nearest agent.

Please notify The Penn Insurance and Annuity Company promptly of any change in address.

The Penn Insurance and Annuity Company is a stock life insurance company. It is a wholly owned subsidiary of The Penn Mutual Life Insurance Company, Philadelphia, Pennsylvania.

Flexible Premium Adjustable Variable Life Insurance Policy with Index-Linked Options

•	Death Benefit payable at death prior to Maturity Date
•	Adjustable Death Benefit
•	Maturity Benefit payable on Maturity Date
•	Variable Policy Value
•	Indexed Account Feature
•	Flexible premiums payable until Maturity Date
•	Non-Participating
•	Supplemental riders, if any, listed in Section 1

The Penn Insurance and Annuity Company, Wilmington, DE | www.pennmutual.com | (800) 523-0650

Mailing Address: The Penn Insurance and Annuity Company, Philadelphia, PA 19172

ICC23-PI-VFL